Filed Pursuant to Rule 424(b)(5)
Registration No. 333-262545
PROSPECTUS SUPPLEMENT (To Prospectus Dated February 16, 2022)
5,599,130 Ordinary Shares
(Including 3,106,907 Ordinary Shares In the Form of American Depositary Shares)

We are offering 5,599,130 ordinary shares, €0.03 nominal value per share, in a global offering consisting of (i) a public offering in the United States of 3,106,907 ordinary shares in the form of American Depositary Shares (“ADSs”), each representing one ordinary share (the “U.S. offering”) and (ii) an offering of 2,492,223 ordinary shares outside of the United States exclusively addressed to “qualified investors,” as such term is defined in article 2(e) of the Regulation (EU) No. 2017/1129 of the European Parliament and Council of June 14, 2017 (the “European offering”).
Our ordinary shares are listed on the regulated market of Euronext in Paris (“Euronext Paris”) under the symbol “NANO.” Our ADSs are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “NBTX.” On October 31, 2023, the last reported sale price of our ordinary shares on Euronext Paris was €6.04 per ordinary share and the last reported sale price of our ADSs on Nasdaq was $6.55 per ADS.
The U.S. offering and the European offering are collectively referred to in this prospectus as the offering. The total number of ordinary shares (including those in the form of ADSs) in the U.S. offering and the European offering is subject to reallocation between them.
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.
Pursuant to an existing securities purchase agreement, Johnson & Johnson Innovation – JJDC, Inc. (“JJDC”) is obligated to subscribe, subject to any required regulatory approvals, for $25.0 million of our ordinary shares in the form of restricted ADSs (the “Placement Amount”) at a price per ADS equal to the public offering price in the U.S. offering in a concurrent private placement, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to French foreign investment control rules, the Placement Amount is required to be reduced such that JJDC will initially subscribe for 3,762,923 restricted ADSs (representing, together with JJDC’s existing stake and without taking into account any potential exercise of the underwriters’ option to purchase additional ADSs, 9.99% of the outstanding voting rights of our capital stock (the “Regulatory Cap”)) for $20.2 million. Upon, and subject to, the approval of the French Ministry of Economy, JJDC will subscribe for 901,256 additional restricted ADSs (corresponding to the portion of the Placement Amount in excess of the Regulatory Cap) for $4.8 million. The closing of this offering is not conditioned on the closing of the concurrent private placement.
Investing in the ordinary shares (including those in the form of ADSs) involves risks. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain risks you should consider before investing in our securities.
Under the authority granted by our shareholders to conduct the offering, the securities that we are offering may only be purchased initially by natural or legal persons (including companies), trusts and investment funds, or other investment vehicles, whatever their form (including any investment fund or venture capital companies), governed by French or foreign law, whether they are our shareholders or not, that invest on a regular basis, or that have invested at least €1 million over the 36 month-period preceding the issuance, in the healthcare or biotechnology sectors.
Neither the Securities and Exchange Commission nor any U.S. state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Ordinary Share	Per ADS	Total
Offering price	€5.07	$5.36	$30,011,336.80
Underwriting commissions(1)	€0.3042	$0.3216	$1,800,680.21
Proceeds to us (before expenses)	€4.7658	$5.0384	$28,210,656.59
(1)
The underwriters will not receive any fees in connection with the sale of restricted ADSs to JJDC in the concurrent private placement. We refer you to “Underwriting” beginning on page S-15 of this prospectus supplement for additional information regarding underwriting compensation.

For the U.S. offering, delivery of the ADSs is expected to be made on or about November 7, 2023, through the book-entry facilities of The Depository Trust Company. For the European offering, delivery of the ordinary shares is expected to be made on or about November 7, 2023 through the book-entry facilities of Euroclear France. We have agreed to issue, at the option of the underwriters, within 30 days from the date of the underwriting agreement to be executed between us and the underwriters, up to an aggregate of 839,869 additional ADSs to be sold to the several underwriters at the applicable offering price. If the underwriters exercise this option in full, the total underwriting commissions payable by us will be €1.96 million ($2.07 million) and the total proceeds to us, before expenses, will be €30.69 million ($32.44 million).
Joint Book-Running Managers
Jefferies	Leerink Partners	Guggenheim Securities
Prospectus Supplement dated November 2, 2023

Prospectus Supplement
Prospectus
We have not authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not be applicable to this offering. Generally, when we refer to the “prospectus” we are referring to both parts combined.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. If any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document that is incorporated by reference into this prospectus and having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the ordinary shares (including in the form of ADSs) being offered and other information that you should know before investing in our ordinary shares (including in the form of ADSs). You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”
You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. In such instances, such summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We are not making offers to sell or solicitations of offers to buy our ordinary shares (including in the form of ADSs) in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.
Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “Nanobiotix,” “the Company,” “we,” “us,” and “our” refer to Nanobiotix S.A. and its consolidated subsidiaries.
S-ii

We prepare our consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Our financial statements are presented in euros and, unless otherwise specified, all monetary amounts printed in this prospectus are in euros.
All references in this prospectus supplement to “$” and “U.S. dollars” mean U.S. dollars and all references to “€” and “euros” mean euros, unless otherwise noted. In various places throughout this prospectus supplement, we show financial amounts in both U.S. dollars and euros. Unless otherwise noted, these translations, which are provided solely for convenience, are made at the exchange rate €1.00 = $1.0568 on November 2, 2023, as shown on Bloomberg Professional® service.
Throughout this prospectus supplement, references to ADSs mean ADSs or ordinary shares represented by such ADSs, as the case may be.
S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of applicable federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. All statements other than present and historical facts and conditions, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “shall,” “should,” “will,” or the negative of these and similar expressions identify forward-looking statements.
Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. These risks and uncertainties include factors relating to:
•
our ability to successfully develop and commercialize NBTXR3, including through the License Agreement by and between Janssen Pharmaceutica NV (“Janssen”) and Nanobiotix, dated July 7, 2023 (the “Janssen Agreement”);

•	our ability to expand our product pipeline by developing and commercializing NBTXR3 in additional indications, including in combination with chemotherapies or immuno-oncology (“I-O”) treatment;
•	our ability to compete with institutions with greater financial resources and expertise in research and development, preclinical testing, clinical trials, manufacturing and marketing;
•
the completion of applicable pre-marketing regulatory requirements and/or our ability to maintain regulatory approvals and certifications for our products and product candidates and the rate and degree of market acceptance of our product candidates, including NBTXR3;

•	regulatory developments in the United States, the European Union (the “EU”), and other countries;
•
the initiation, timing, progress and results of our preclinical studies and clinical trials, including those trials to be conducted under our collaborations with the M.D. Anderson Cancer Center of the University of Texas (“MD Anderson”) and LianBio Oncology Limited (“LianBio”);

•
the expected timeline of our clinical trial completion, including our ability, and the ability of our development partners, to successfully conduct, supervise and monitor clinical trials for our product candidates and to complete clinical trial NANORAY-312 within the expected timeline considering a number of factors, including the rate of patient enrollment;

•	our ability to obtain raw materials and maintain and operate our facilities to manufacture our product candidates;
•	our ability to manufacture, market and distribute our products upon successful completion of applicable pre-marketing regulatory requirements, specifically NBTXR3;
•	our ability to achieve the commercialization goals for NBTXR3;
•	our ability to effectively execute under our collaboration agreements and to effectively resolve disputes, if any;
•
our reliance on Janssen to conduct the NBTXR3 co-development and commercialization activities in accordance with the Janssen Agreement, including the potential for disagreements or disputes; the risk that Janssen may exercise its discretion in a manner that limits the resources contributed toward the development of NBTXR3; and the ability of Janssen to exercise its termination rights under the Janssen Agreement without cause;

•	our ability to obtain funding for our operations;
•	our ability to attract and retain key management and other qualified personnel;
S-iv

•	our global operations and exposure to global markets;
•
our ability to protect and maintain our intellectual property rights, manufacturing know-how, trade secrets and proprietary technologies and our ability to operate our business without infringing upon the intellectual property rights and proprietary technologies of third parties;

•
our ability to effectively deploy our capital resources and to comply with covenants in our financing instruments that may restrict our ability to deploy capital resources, such as the minimum cash and cash equivalents requirements under our loan agreement with the European Investment Bank;

•	future revenue, expenses, capital expenditures, capital requirements and performance of our publicly traded equity securities;
•	our status as a foreign private issuer and emerging growth company and the reduced disclosure requirements associated with maintaining these statuses;
•	the potential effects of the COVID-19 pandemic on our business operations and clinical development timelines and plans; and
•	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.
As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
Many important factors, in addition to the factors described in this prospectus supplement and the accompanying prospectus, which may adversely affect such forward-looking statements are set forth in Part I, Item 3.D. of our Annual Report on Form 20-F for the year ended December 31, 2022 (the “Annual Report”), as updated by our subsequent Reports on Form 6-K and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.
You should read this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering. This summary is not complete and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, including any information incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entirety.
Our Company
We are a late-stage clinical biotechnology company pioneering disruptive, physics-based therapeutic approaches to the treatment of cancer and other significant unmet medical needs with the express intent of favorably impacting the lives of millions of patients. We believe the nanotherapeutics we are developing for the treatment of cancer have the potential to significantly enhance patients’ response to radiotherapy and increase the number of patients that may benefit from systemic cancer treatments, including targeted therapeutics and chemotherapy.
We are the owner of more than 20 umbrella patents associated with three nanotechnology platforms with applications in oncology, bioavailability and biodistribution, and disorders of the central nervous system. The Company’s resources are primarily devoted to the development of its lead product candidate, NBTXR3, which is the product of its proprietary oncology platform and has been granted a CE marking in Europe for the treatment of patients with soft tissue sarcoma under the brand name Hensify®.
Our lead product candidate, NBTXR3, is designed to improve local control of solid tumors by increasing the tumor-killing effect of radiotherapy without increasing damage to surrounding healthy tissues, and to improve systemic control through its potential immune priming effect subsequent to the physical destruction caused by the physics-based mechanism of action (“MoA”). Through this approach we are advancing a strategy that initially aims to build a potentially industry-leading head and neck cancer treatment franchise powered by NBTXR3, and then to scale the franchise approach to other solid tumor indications.
Potential first-in-class radioenhancer NBTXR3 is an aqueous suspension of functionalized, crystalline hafnium oxide nanoparticles designed for injection directly into a malignant tumor and is activated by radiotherapy. When exposed to ionizing radiation, NBTXR3 increases the localized dose of radiotherapy delivered to the tumor cells where it is present, significantly increasing tumor cell death without increasing the dose in surrounding healthy tissues. Subsequent to the physical cellular destruction caused by radiotherapy-activated NBTXR3, the product candidate may also prime adaptive immune response and create long-term anti-cancer memory. Given the physics-based MoA, we believe that NBTXR3 could be scalable across any solid tumor that can be treated with radiotherapy and across any therapeutic combination, particularly immune checkpoint inhibitors.
We are currently prioritizing the development of NBTXR3 in the United States and the EU for the treatment of head and neck cancers, including locally-advanced as well as recurrent and/or metastatic disease. Alongside our NBTXR3 development program in locally advanced head and neck cancer, we are also pursuing a robust development program to study the use of radiotherapy-activated NBTXR3 followed by immune checkpoint inhibitors across several solid tumor indications. Given our focus areas, and balanced against the scalable potential of NBTXR3, we have engaged in strategic collaborations with large and reputable partners, including MD Anderson, LianBio and Janssen, to expand development of NBTXR3 in parallel with our priority development pathways.

NBTXR3 Development Pipeline
The chart below highlights our ongoing and planned clinical trials portfolio, including those that are under our collaboration with MD Anderson.

•
NBTXR3-RT + anti-PD-1: ongoing discussions at Nanobiotix relating to this potential study in recurrent and/or metastatic head and neck cancers under consultation prior to continuing discussions with the U.S. Food and Drug Administration with the perspective of establishing a protocol for a pivotal study.

Recent Developments
Data Update – ASTRO 2023 (Study 102)
At the 2023 Annual Meeting of the American Society for Radiation Oncology (“ASTRO”) in October 2023, the Company presented final clinical results from Study 102 with a January 20, 2023 cut-off date, a Phase I escalation and expansion study (the “Study 102 Expansion”), in elderly patients with locally advanced head and neck cancers who are ineligible for chemotherapy or intolerant to cetuximab—a patient population that is typically treated with radiotherapy alone. The Study 102 Expansion recruited a total of 56 patients across 20 sites in four European countries. The median duration of follow up was 18.2 months. All 56 patients treated in the Study 102 Expansion received at least 90% of the planned injected volume of NBTXR3 and 91% completed IMRT (Intensity-modulated radiation therapy). 67% of all patients entered the study with an ACCI ≥ 4. Five patients discontinued IMRT due to treatment-emergent adverse events (TEAEs), of which one TEAE (sepsis) was possibly related to radiotherapy-activated NBTXR3. Ten deaths occurred during the study, of which one death (sepsis) was possibly related to radiotherapy and NBTXR3. Eighty percent of these patients (8/10) entered the study with a high burden of comorbidity (ACCI ≥ 4). Data showed a median Overall Survival (“mOS”) of 23.1 months and a median Progression Free Survival (“mPFS”) of 16.9 months in the evaluable population (n=44), and a mOS of 18.1 months and mPFS of 11.4 months in the all patients treated population (n=56). Of the twelve non-evaluable patients, nine (75%) had an ACCI ≥ 4 correlated with worse survival. Response rates remained consistent with previously reported results, showing a best observed target (injected) lesion overall response rate (“ORR”) of 81.8% and a best observed target lesion complete response rate (“CRR”) of 63.6%. The median duration of response in NBTXR3-injected lesions was not reached by the end of the study (n=36) compared to a median duration of response of 12.4 months in all lesions (n=35). These data suggest durable antitumor activity from radiotherapy-activated NBTXR3.
We are conducting NANORAY-312, a global randomized Phase III clinical trial for elderly head and neck cancer patients ineligible for platinum-based (cisplatin) chemotherapy. To date, the Company has provided timing expectations for NANORAY-312 informed by initial hypotheses within the study protocol, including recruitment rate projections and an expected “Time-to-Event” (e.g., tumor progression or death) for patients based on historical data in a similar population (i.e., nine-month mPFS and twelve-month mOS). After observation of a potentially significant extension in mPFS and mOS versus historical data in the final efficacy analysis of Study 102, and in view of the Company’s experience with global recruitment ramp up since the beginning of site activation for NANORAY-312, the Company is adjusting its expectations for the NANORAY-312 futility analysis, which the Company now anticipates occurring in the second half of 2024. The Company expects NANORAY-312 to record the appropriate number events for the interim readout in the first half of 2025, and to deliver the interim efficacy analysis in mid-2025.
Data Update – SITC 2022 (Study 1100)
As previously reported, at SITC 2022 in November 2022, we presented updated clinical results from Study 1100—a Phase I trial for NBTXR3 in combination with the anti-PD-1 checkpoint inhibitors nivolumab (Opdivo) or pembrolizumab (Keytruda) in patients with locoregional recurrent (“LRR”) or recurrent and metastatic (“R/M”) head and neck squamous cell carcinoma (“HNSCC”) or with lung or liver metastases from any primary cancer that is eligible for anti-PD-1 therapy. In the evaluable population (n=21), regardless of prior anti-PD-1 exposure (i.e., I-O naïve and I-O non responders), in target lesion (injected and non-injected), best objective reduction rate was 71% (83% reduction for anti-PD-1 naïve patients; 67% reduction for prior non-responders). Objective reduction in target lesion/s resulted in long term control in both naïve and resistant lesions—regardless of site of injection (8 patients with > 6 months disease control and 5 patients with > 12 months disease control). This preliminary data suggests a correlation between the local and systemic response in both anti-PD-1-naïve and post-anti-PD-1 failure patients irrespective to the tumor origin in patients receiving NBTXR3 in combination with radiation therapy and anti-PD-1.
Janssen Agreement
On July 7, 2023, we entered into the Janssen Agreement with Janssen, one of the Janssen Pharmaceutical Companies of Johnson & Johnson. Under the Janssen Agreement, we granted Janssen a royalty-bearing license for the development, manufacturing, commercialization and other exploitation of the investigational, potential first-in-class radioenhancer NBTXR3 and any product that contains NBTXR3 as an active ingredient. The worldwide license is exclusive, excepting territories previously licensed to our partner LianBio. Under the Janssen Agreement, we may continue to conduct our ongoing studies, including our ongoing pivotal head and neck study, ongoing studies pursuant to the collaboration with MD Anderson, and other ongoing studies that commenced prior to the date of the Janssen Agreement.
Pursuant to the Janssen Agreement, we have received an upfront cash licensing fee of $30 million and are eligible for success-based payments of up to $1.8 billion, in the aggregate, relating to potential development, regulatory, and sales milestones. The agreement also includes a framework for additional success-based potential development and regulatory milestone payments of up to $650 million, in the aggregate, for five new indications that may be developed by Janssen at its sole discretion; and of up to $220 million, in the aggregate, per indication that may be developed by us in alignment with Janssen. Following commercialization, we will also receive tiered double-digit royalties on net sales of NBTXR3 (low 10s to low 20s).
JJDC Agreements
In connection with the Janssen Agreement, on July 7, 2023, we entered into a Securities Purchase Agreement (the “JJDC SPA”) with JJDC with respect to certain equity investments by JJDC in Nanobiotix. Pursuant to the JJDC SPA and following the receipt of shareholder approval of the applicable purchase price, on September 13, 2023, we issued 959,637 ordinary shares, which were delivered in the form of restricted ADSs for the benefit of JJDC against the subscription proceeds of $5.0 million. This issuance was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act. The restricted ADSs were issued pursuant to a letter agreement that we entered into with Citibank, N.A., as depositary for our ADS program, establishing procedures to enable certain holders of our ordinary shares that constitute “restricted securities” to hold such restricted ordinary shares as restricted ADSs.
Pursuant to the JJDC SPA, we are entitled to receive a second tranche investment of $25 million from JJDC in connection with and conditioned upon a future financing by us with gross proceeds of at least $25 million (excluding the potential investment by JJDC). See “The Offering—Concurrent Private Placement.”

In connection with the JJDC SPA, we also entered into a registration rights agreement with JJDC, which granted JJDC and its permitted transferees customary registration rights in respect of the ADSs issued under the JJDC SPA. Following the closing of the concurrent private placement, JJDC may require us to file a registration statement covering the resale of the ADSs issued under the JJDC SPA, including in respect of up to two underwritten offerings. JJDC also has customary “piggyback” rights in connection with other registration statements filed by us. We will be obligated to pay certain liquidated damages if we fail to file the resale registration statement when required, if such resale registration statement is not declared effective by the SEC when required, or if we fail to maintain the effectiveness of the resale registration statement.
The JJDC SPA and the registration rights agreement include customary representations and warranties and indemnification provisions in respect of certain losses, including under applicable securities laws.
EIB Covenant Waiver
Pursuant to our loan agreement with the European Investment Bank (the “EIB”), we agreed to maintain for so long as the EIB’s loan remains outstanding a minimum cash and cash equivalents balance equal to the outstanding principal owed to EIB, which was €25.3 million as of June 30, 2023. Pursuant to a temporary waiver, which was automatically extended until January 31, 2024 upon our entry into the Janssen Agreement, the requirement under this covenant was lowered to require maintenance of cash and cash equivalents equal to €10.3 million.
The EIB has agreed to the removal of this minimum cash and cash equivalents covenant, effective October 13, 2023, subject to the following conditions: (i) the Company’s repayment of the payment-in-kind (“PIK”) prepayment amount of approximately €5.4 million in accordance with the terms of the EIB loan in respect of PIK interest accrued through October 12, 2023 (the “PIK prepayment condition”) and (ii) the introduction of an additional mechanism for further prepayment of the €20.0 million milestone payment required under the EIB loan, which will require prepayments equal to a tiered low single digit percentage of future equity or debt financing transactions raising up to an aggregate of €100 million, on a cumulative basis, increasing to a mid-single digit percentage for such financings greater than €100 million (the “Milestone Prepayment Mechanism”). The PIK prepayment condition was satisfied on October 12, 2023.
For illustration of the Milestone Prepayment Mechanism, in connection with an equity financing of €100 million, in the aggregate, we would be required to prepay approximately €1.4 million towards the €20.0 million milestone payment under the EIB loan.
The agreement with EIB requires that the foregoing amendments be reflected in consolidated amended and restated documentation for the EIB loan agreement and related royalty agreement no later than February 15, 2024 or, subject to a €100,000 fee, March 30, 2024.
Corporate Updates
As of September 30, 2023, we had cash and cash equivalents of €38.7 million.
Following the Company’s annual shareholders’ general meeting on June 27, 2023, the Company’s supervisory board comprises four members: Gary Phillips, Anne-Marie Graffin, Alain Herrera, and Enno Spillner. The supervisory board does not include any observers.
On July 20, 2023, the Company granted 200,116 stock options (OSA) to Laurent Levy, 65,390 stock options (OSA) to Bart Van Rhijn and 33,354 stock options (OSA) to Anne-Juliette Hermant pursuant to OSA 2023-01-Ordinary (the “2023 Stock Option Plan”), with a ten-year exercise period at an exercise price of €5. The 2023 Stock Option Plan may be exercised, subject to a continued service condition, up to one third from July 20, 2024, up to one third from July 20, 2025 and the remaining one third from July 20, 2026.
Our Corporate Information
We were incorporated as a société anonyme under the laws of the French Republic on March 4, 2003. We are registered at the Paris Registre du Commerce et des Sociétés under the number 447 521 600. Our principal executive offices are located at 60, rue de Wattignies, 75012 Paris, France, and our telephone number is +33 1 40 26 04 70. Our agent for service of process in the United States is our U.S. subsidiary, Nanobiotix Corporation. Our ordinary shares began trading on the regulated market of Euronext in Paris in October 2012.

Our ADSs began trading on the Nasdaq Global Select Market in December 2020. We also maintain a website at http://www.nanobiotix.com/en/. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website or any other website cited in this prospectus supplement or the accompanying prospectus is not a part of this prospectus supplement or the accompanying prospectus.
The Offering
Offering
5,599,130 ordinary shares offered by us, comprising 3,106,907 ordinary shares in the form of ADSs offered in the U.S. offering and 2,492,223 ordinary shares offered in the European offering. The total number of ordinary shares (including in the form of ADSs) in the U.S. offering and European offering is subject to reallocation between them.
U.S. offering (ADSs)
3,106,907 ADSs, each representing one ordinary share.
European offering (ordinary shares)
2,492,223 ordinary shares.
Option to purchase additional ADSs
The underwriters have an option for a period of 30 days from the date of the underwriting agreement to be entered into between us and the underwriters to purchase up to an aggregate of 839,869 ADSs at the offering price.
Concurrent private placement
Pursuant to the JJDC SPA, JJDC is obligated to subscribe, subject to any required regulatory approvals, for $25.0 million of our ordinary shares in the form of restricted ADSs at a price per ADS equal to the public offering price in the U.S. offering in a concurrent private placement, exempt from the registration requirements of the Securities Act. Pursuant to French foreign investment control rules, the Placement Amount is required to be reduced, such that JJDC will initially subscribe for 3,762,923 restricted ADSs (representing, together with JJDC's existing stake and without taking into account any potential exercise of the underwriters' option to purchase additional ADSs, 9.99% of the outstanding voting rights of our capital stock) for $20.2 million. Upon, and subject to, the approval of the French Ministry of Economy, JJDC will subscribe for 901,256 additional restricted ADSs (corresponding to portion of the Placement Amount in excess of the Regulatory Cap) for $4.8 million. The closing of this offering is not conditioned on the closing of the concurrent private placement.
Ordinary shares (including in the form of ADSs) to be outstanding after this offering and the concurrent private placement
44,592,435 ordinary shares (including in the form of ADSs) or up to 45,432,304 ordinary shares (including in the form of ADSs) if we issue additional ADSs pursuant to the exercise in full of the underwriters’ option, in each case, assuming the completion of the concurrent private placement.
Purchaser restrictions
Under the authority granted by our shareholders to conduct the offering, the securities that we are offering may only be purchased initially by all natural or legal persons (including companies), trusts and investment funds, or other investment vehicles, whatever their form (including any investment fund or venture capital companies), governed by French or foreign law, whether they are shareholders of the Company or not, that invest on a regular basis, or that have invested at least €1 million over the 36 month-period preceding the issuance, in the healthcare or biotechnology sectors.
In order to purchase securities in the offering, you will be required to execute and provide to the underwriters an investor letter representing that you satisfy the foregoing investor criteria.
American Depositary Shares
Purchasers of ADSs in the U.S. offering will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and all holders and beneficial owners of ADSs issued thereunder. To better understand the terms of the ADSs, you should carefully read the section in the accompanying prospectus titled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, which is filed as an exhibit to the registration statement that includes the accompanying prospectus.
Depositary
Citibank, N.A.
Use of Proceeds
We currently expect to use the net proceeds from this offering, together with the proceeds from the concurrent private placement, to advance the overall development of NBTXR3, and, in particular, to advance NANORAY-312 in the United States and the EU for the treatment of locally advanced head and neck cancers, including the production and supply of NBTXR3, to advance the research and development of our other preclinical and clinical programs and related regulatory and medical activities, and for working capital funding and other general corporate purposes, including financing expenses. See “Use of Proceeds” for additional information.
The Nasdaq Global Select Market symbol for our ADSs
“NBTX”
Regulated market of Euronext in Paris trading symbol for our ordinary shares
“NANO”
Risk Factors
Before deciding whether to invest in our ordinary shares (including in the form of ADSs), you should carefully consider the risks described under “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto.

Except as otherwise noted in this prospectus supplement, the number of ordinary shares (including in the form of ADSs) that will be outstanding after this offering is based on 35,230,382 ordinary shares outstanding as of June 30, 2023, and excludes:
•	the issuance in September 2023 of 959,637 ordinary shares (in the form of restricted ADSs) to JJDC;
•
2,808,993 new ordinary shares issuable upon the exercise of founders’ warrants (BSPCE), warrants (BSA), and stock options (OSA) granted, but not exercised, as of June 30, 2023, at a weighted average exercise price of €9.97 per share, of which 51,259 BSPCE and 222 OSA lapsed as of September 30, 2023;

•	1,165,350 free shares (AGA) granted as of June 30, 2023, subject to future vesting, of which 201 have lapsed as of September 30, 2023;
•
5,200,000 warrants (BSA) reserved to Kepler Chevreux for future issuance under the delegation of authority to issue new ordinary shares pursuant to the 21st resolution of the combined ordinary and extraordinary general meeting of shareholders held on April 28, 2021 (PACEO/Equity Line);

•
1,700,000 ordinary shares reserved for future issuance under our share-based compensation plans pursuant to delegations of authority from our shareholders at the combined ordinary and extraordinary general meeting of shareholders held on June 27, 2023;

•
321,600 shares reserved for future issuance under our share-based compensation plans pursuant to a delegation of authority from our shareholders at the combined ordinary and extraordinary general meeting of shareholders held on November 30, 2020; and

•
35,230,483 ordinary shares reserved pursuant to delegations of authority from our shareholders at the combined ordinary and extraordinary general meeting of shareholders held on June 27, 2023 for share capital increases by us through rights issuances and public or private offerings, which number of shares will be reduced by the number of shares issued in this offering.

As of September 30, 2023, there were 36,190,019 ordinary shares outstanding, which reflects the 959,637 ordinary shares (in the form of restricted ADSs) issued to JJDC in September 2023.
Except as otherwise noted, the information in this prospectus supplement assumes:
•	No exercise of the BSPCE, BSA and OSA or vesting of the free shares listed above;
•	No issuance by us of additional ADSs pursuant to the exercise of the underwriters’ option to purchase 839,869 additional ADSs in this offering; and
•
The consummation of the concurrent private placement for 3,762,923 restricted ADSs, but not the additional subscription by JJDC for 901,256 restricted ADSs that remains subject to the approval of the French Ministry of Economy.

RISK FACTORS
Investing in our ordinary shares (including ordinary shares in the form of ADSs) involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as general economic and business risks, including those set forth in the section titled “Risk Factors” included in our Annual Report incorporated by reference herein, together with all of the other information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein, including our consolidated financial statements and related notes, before deciding whether to purchase our securities. If any of the following risks are realized, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment.
Risks Related to this Offering
Our management will have broad discretion over the use of the proceeds from this offering and the concurrent private placement and may apply these proceeds in ways that may not increase the value of your investment.
Our management will have broad discretion to use the net proceeds we receive from this offering and the concurrent private placement, and you will be relying on its judgment regarding the application of these proceeds. We may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. We expect to use the net proceeds from this offering, together with the proceeds from the concurrent private placement, as described under the heading “Use of Proceeds.” However, management may not apply such proceeds in ways that increase the value of your investment.
If you purchase ordinary shares or ADSs in the offering, you will experience substantial and immediate dilution.
If you purchase ordinary shares or ADSs in the offering, you will experience substantial and immediate dilution of $5.56 per ADS and €5.26 per ordinary share in net tangible book value after giving effect to this offering and the concurrent private placement at the offering price of $5.36 per ADS in the U.S. offering, and assuming all shares in the offering are allocated to the U.S. offering, because the price that you pay will be substantially greater than the net tangible book value per ADS or ordinary share, as applicable, that you acquire. For a further description of the dilution that you will experience immediately after the offering, see “Dilution.”
Future sales of ordinary shares or ADSs by existing shareholders could depress the market price of the ADSs and ordinary shares.
We believe that additional capital will be needed to continue our planned operations, including conducting our planned clinical trials, manufacturing and commercialization efforts, expanded research and development activities and costs associated with operating as a public company. Additional financing may be obtained through additional equity offerings, which may include underwritten offerings, private placement financing, draws under our existing equity line facility, or the initiation of an at-the-market program. Sales of additional ordinary shares or ADSs by us, or the perception that these sales could occur, could cause the market price of our ADSs to decline.
If existing shareholders sell, or indicate an intent to sell, substantial amounts of ordinary shares or ADSs, the trading price of the ADSs and ordinary shares could decline significantly and could decline below the offering price. Upon completion of this offering and the concurrent private placement and based on the number of ordinary shares (including ordinary shares in the form of ADSs) outstanding as of June 30, 2023, we will have outstanding 44,592,435 ordinary shares (including ordinary shares in the form of ADSs) assuming no issuance by us of additional ADSs pursuant to the exercise of the underwriters’ option, approximately 1,279,060 of which will be subject to a contractual restriction on selling for up to 90 days, subject to certain exceptions. The underwriters may permit our executive board members and supervisory board members to sell ADSs or ordinary shares prior to the expiration of the lock-up agreements. See “Underwriting.” The 3,762,923 shares purchased by JJDC will be in the form of restricted ADSs.
After the 90-day lock-up agreements with executive and supervisory board members expire, additional ordinary shares will be eligible for sale by such board members in the public market, subject to compliance with applicable requirements under Rule 144 or Regulation S. In addition, the ordinary shares subject to outstanding warrants or stock options and outstanding free shares will become eligible for sale in the public market in the future, subject to certain legal and contractual limitations. We have filed a registration statement on Form S-8 with the SEC covering the ordinary shares issuable upon exercise of outstanding warrants or stock options and outstanding free shares. Further, pursuant to a registration rights agreement with JJDC, we have agreed to file a registration statement with the SEC if requested by JJDC, covering future resales of the ADSs held by JJDC, including those purchased in the concurrent private placement.
Sales of a large number of the shares in the public market by executive and supervisory board members or by significant shareholders upon the exercise of warrants or stock options, in future public offerings by the Company or otherwise could have an adverse effect on the market price of the ADSs or ordinary shares. If these additional ordinary shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of the ADSs and ordinary shares could decline substantially.
Although not free from doubt, we do not believe we were a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes for the taxable year ended December 31, 2022. Further, we cannot assure you that we will not be classified as a PFIC for the taxable year ending December 31, 2023 or any future taxable year, which may result in adverse U.S. federal income tax consequences to U.S. holders.
A non-U.S. corporation will be considered a PFIC for any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during such year) is attributable to assets that produce or are held for the production of passive income. Although the matter is not free from doubt, we do not believe that we were a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2022. Because certain aspects of the PFIC rules are not entirely certain and because this determination is dependent upon a number of factors, there can be no assurance that we were not a PFIC for such taxable year or that the IRS will agree with any position we take regarding our PFIC status.
Further, no assurances may be given at this time as to our PFIC status for the current or future taxable years. The determination of PFIC status is fact-specific, and a separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). It is possible that we could be classified as a PFIC for the taxable year ending December 31, 2023 or future taxable years due to changes in the composition of our assets or income, as well as changes to the market value of our assets. If we are a PFIC for any taxable year during which a U.S. holder holds ADSs, the U.S. holder may be subject to adverse tax consequences, including (1) the treatment of all or a portion of any gain on disposition of the ADSs as ordinary income, (2) the application of an interest charge with respect to such gain and certain dividends and (3) compliance with certain reporting requirements. Each U.S. holder is strongly urged to consult its tax advisor regarding these issues and any available elections to mitigate such tax consequences.

USE OF PROCEEDS
We estimate that we will receive net proceeds from this offering of approximately €26.2 ($27.7) million, assuming all shares in the offering are allocated to the U.S. offering and based on the public offering price of $5.36 per ADS, after deducting underwriting commissions and estimated offering expenses payable by us, and assuming no issuance by us of additional ADSs pursuant to the exercise of the underwriters’ option to purchase up to 839,869 additional ADSs in this offering. If we issue additional ADSs pursuant to the exercise in full of the underwriters’ option in the offering, we estimate that we will receive net proceeds from the offering of approximately €30.2 ($31.9) million. We estimate that we will receive net proceeds from the initial 3,762,923 shares purchased in the concurrent private placement of approximately €19.1 ($20.2) million, after deducting estimated fees and expenses payable by us.
We currently expect to use the net proceeds from this offering, together with the proceeds from the concurrent private placement, to advance the overall development of NBTXR3, and, in particular, to advance NANORAY-312 in the United States and the EU for the treatment of locally advanced head and neck cancers (approximately 32%), for the related increase of production capacity and supply of NBTXR3 for this study (approximately 16%), to advance the research and development of our other preclinical and clinical programs and related regulatory and medical activities (approximately 26%), and for other operating expenses and other general corporate purposes, including financing expenses (approximately 26%).
As of September 30, 2023, the Company had cash and cash equivalents of €38.7 million (unaudited). The Company believes that the net proceeds from the global offering and the concurrent private placement, together with its cash and cash equivalents, will be sufficient to meet its working capital requirements at least for the next twelve months, and, specifically, into the first quarter of 2025, and, assuming the receipt from Janssen of the first milestone payment under the Janssen Agreement, into the second quarter of 2025.
The Company's estimates of the period of time through which its financial resources are expected to be adequate to meet its working capital requirements are forward-looking statements and involve risks and uncertainties, and actual results could vary materially and negatively as a result of a number of factors, as described under “Special Note Regarding Forward-Looking Statements.”
This expected use of proceeds represents our intentions based upon our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering and the concurrent private placement or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures and the extent of clinical development may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from preclinical studies and any ongoing clinical trials or clinical trials we may commence in the future, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds.
Pending our use of the net proceeds from this offering and the concurrent private placement, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, in accordance with our investment policy.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2023 on:
•	an actual basis; and
•
an as adjusted basis to give effect to this offering and the initial 3,762,923 shares purchased in the concurrent private placement, after deducting underwriting commissions and estimated expenses payable by us.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by our financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of June 30, 2023
	Actual		As Adjusted
	(in thousands, except share data)
	€	$(1)	€	$(1)
Cash and cash equivalents(2)	21,629	22,858	66,891	70,691
Share capital:(2)(3)
Ordinary shares, €0.03 nominal value: 35,230,382 shares issued and outstanding, actual; 44,592,435 shares issued and outstanding, as adjusted	1,057	1,117	1,338	1,414
Premiums related to share capital(2)(3)	255,734	270,260	302,919	320,125
Accumulated other comprehensive income	710	750	710	750
Treasury shares	(228)	(241)	(228)	(241)
Retained earnings	(282,958)	(299,030)	(282,958)	(299,030)
Net loss	(28,099)	(29,695)	(28,099)	(29,695)
Total shareholders’ equity(2)	(53,783)	(56,838)	(8,521)	(9,005)
Non-current financial liabilities	44,029	46,530	44,029	46,530
Current financial liabilities	9,972	10,538	9,972	10,538
Total financial liabilities	54,001	57,068	54,001	57,068
Total capitalization(2)	218	230	45,480	48,064
(1)	Translated solely for convenience into U.S. dollars at an exchange rate of €1.00 = $1.0568 on November 2, 2023, as shown on Bloomberg Professional® service.
(2)
Actual cash and cash equivalents as of June 30, 2023 excludes (i) the $30 million upfront cash licensing fee (the “Janssen Upfront Payment”) received in August 2023 under the Janssen Agreement, (ii) the advance milestone payment in September 2023 pursuant to the EIB loan, representing a low single digit of the Janssen Upfront Payment, (iii) the payment by the Company of $1.5 million in August 2023 in connection with the termination of an agreement with a financial service provider, (iv) the repayment of €5.4 million of accrued PIK interest on October 12, 2023 in accordance with the terms of the EIB loan and (v) any payment pursuant to the Milestone Prepayment Mechanism in connection with this offering. Actual cash and cash equivalents, share capital and premiums related to share capital as of June 30, 2023 exclude the net proceeds of the $5 million capital increase pursuant to a private placement with JJDC in September 2023. As of September 30, 2023, we had cash and cash equivalents of €38.7 million.

(3)	Shares issued and outstanding excludes the 959,637 ordinary shares (in the form of restricted ADSs) issued to JJDC in September 2023.
The number of ordinary shares (including in the form of ADSs) that will be outstanding after this offering and the concurrent private placement is based on 35,230,382 actual ordinary shares outstanding as of June 30, 2023, and excludes:
•	the issuance in September 2023 of 959,637 ordinary shares (in the form of restricted ADSs) to JJDC;
•
2,808,993 new ordinary shares issuable upon the exercise of founders’ warrants (BSPCE), warrants (BSA), and stock options (OSA) granted, but not exercised, as of June 30, 2023, at a weighted average exercise price of €9.97 per share, of which 51,259 BSPCE and 222 OSA lapsed as of September 30, 2023;

•	1,165,350 free shares (AGA) granted as of June 30, 2023, subject to future vesting, of which 201 have lapsed as of September 30, 2023;

•
5,200,000 warrants (BSA) reserved to Kepler Chevreux for future issuance under the delegation of authority to issue new ordinary shares pursuant to the 21st resolution of the combined ordinary and extraordinary general meeting of shareholders held on April 28, 2021 (PACEO/Equity Line);

•
1,700,000 ordinary shares reserved for future issuance under our share-based compensation plans pursuant to delegations of authority from our shareholders at the combined ordinary and extraordinary general meeting of shareholders held on June 27, 2023;

•
321,600 shares reserved for future issuance under our share-based compensation plans pursuant to a delegation of authority from our shareholders at the combined ordinary and extraordinary general meeting of shareholders held on November 30, 2020; and

•
35,230,483 ordinary shares reserved pursuant to delegations of authority from our shareholders at the combined ordinary and extraordinary general meeting of shareholders held on June 27, 2023 for share capital increases by us through rights issuances and public or private offerings, which number of shares will be reduced by the number of shares issued in this offering.

As of September 30, 2023, there were 36,190,019 ordinary shares outstanding, which reflects the 959,637 ordinary shares (in the form of restricted ADSs) issued to JJDC in September 2023.

DILUTION
If you invest in our ADSs or ordinary shares in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per ADS or ordinary share paid by you and our as adjusted net tangible book value (deficit) per ADS or ordinary share after completion of this offering and the concurrent private placement.
Our net tangible book deficit as of June 30, 2023 was €(53.8) million ($(56.8) million), or €(1.53) per ordinary share (equivalent to $(1.61) per ADS, based on an exchange rate of €1.00 = $1.0568). Net tangible book value (deficit) per ordinary share (and the equivalent amount per ADS in U.S. dollars) is determined by dividing (1) our total assets less our intangible assets and our total liabilities by (2) the number of ordinary shares outstanding as of June 30, 2023, or 35,230,382 ordinary shares. For the purposes of this “Dilution” section, we assume all outstanding ordinary shares are held in the form of ADSs for the purpose of per ADS calculations.
After giving effect to (i) our sale of 5,599,130 ordinary shares (including in the form of ADSs) in this offering, assuming all shares in the offering are allocated to the U.S. offering and sold at the offering price of $5.36 per ADS in the U.S. offering, and after deducting underwriting commissions and estimated offering expenses payable by us, and (ii) the sale of 3,762,923 ordinary shares in the form of restricted ADSs in the concurrent private placement at a purchase price of $5.36 per ADS, and after deducting estimated fees and expenses payable by us, our as adjusted net tangible book deficit at June 30, 2023 would have been €(8.5) million ($(9.0) million), or €(0.19) per ordinary share (equivalent to $(0.20) per ADS). This represents an immediate decrease in as adjusted net tangible book deficit of €1.34 per ordinary share (equivalent to $1.41 per ADS) to existing shareholders and an immediate dilution in as adjusted net tangible book deficit of €5.26 per ordinary share (equivalent to $5.56 per ADS) to new investors.
The following table illustrates this dilution on a per ordinary share and per ADS basis:
	Per Ordinary Share		Per ADS
Offering price		€5.07		$5.36
Historical net tangible book deficit per ordinary share or ADS as of June 30, 2023	€(1.53)		$(1.61)
Decrease in net tangible book deficit per ordinary share or ADS attributable to investors purchasing ordinary shares or ADSs in this offering and the concurrent private placement	€1.34		$1.41
As adjusted net tangible book deficit per ordinary share or ADS as of June 30, 2023 after giving effect to this offering and the concurrent private placement		€(0.19)		$(0.20)
Dilution per ordinary share or ADS to investors participating in this offering and the concurrent private placement		€5.26		$5.56
If we issue 839,869 additional ADSs pursuant to the exercise in full of the underwriters’ option, the as adjusted net tangible book deficit after this offering and the concurrent private placement would be €(0.10) per ordinary share (equivalent to $(0.11) per ADS), the decrease in the as adjusted net tangible book deficit to existing shareholders would be €1.43 per ordinary share (equivalent to $1.51 per ADS), and the dilution to investors participating in this offering and the concurrent private placement would be €5.17 per ordinary share (equivalent to $5.47 per ADS).
In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our securityholders. To the extent that we issue additional ordinary shares under our equity incentive plans, pursuant to draws under our existing equity line facility, through the establishment of an at-the-market program, or upon the exercise of warrants or stock options, there will be further dilution to investors in this offering and the concurrent private placement.

The number of ordinary shares (including in the form of ADSs) that will be outstanding after this offering and the concurrent private placement is based on 35,230,382 actual ordinary shares outstanding as of June 30, 2023, and excludes:
•	the issuance in September 2023 of 959,637 ordinary shares (in the form of restricted ADSs) to JJDC;
•
2,808,993 new ordinary shares issuable upon the exercise of founders’ warrants (BSPCE), warrants (BSA), and stock options (OSA) granted, but not exercised, as of June 30, 2023, at a weighted average exercise price of €9.97 per share, of which 51,259 BSPCE and 222 OSA lapsed as of September 30, 2023;

•	1,165,350 free shares (AGA) granted as of June 30, 2023, subject to future vesting, of which 201 have lapsed as of September 30, 2023;
•
5,200,000 warrants (BSA) reserved to Kepler Chevreux for future issuance under the delegation of authority to issue new ordinary shares pursuant to the 21st resolution of the combined ordinary and extraordinary general meeting of shareholders held on April 28, 2021 (PACEO/Equity Line);

•
1,700,000 ordinary shares reserved for future issuance under our share-based compensation plans pursuant to delegations of authority from our shareholders at the combined ordinary and extraordinary general meeting of shareholders held on June 27, 2023;

•
321,600 shares reserved for future issuance under our share-based compensation plans pursuant to a delegation of authority from our shareholders at the combined ordinary and extraordinary general meeting of shareholders held on November 30, 2020; and

•
35,230,483 ordinary shares reserved pursuant to delegations of authority from our shareholders at the combined ordinary and extraordinary general meeting of shareholders held on June 27, 2023 for share capital increases by us through rights issuances and public or private offerings, which number of shares will be reduced by the number of shares issued in this offering.

As of September 30, 2023, there were 36,190,019 ordinary shares outstanding, which reflects the 959,637 ordinary shares (in the form of restricted ADSs) issued to JJDC in September 2023.

UNDERWRITING
The offering consists of:
•	a public offering in the United States of ordinary shares in the form of ADSs, each representing one ordinary share; and
•
an offering of ordinary shares outside of the United States exclusively addressed to “qualified investors,” as such term is defined in article 2(e) of the Regulation (EU) No. 2017/1129 of the European Parliament and Council of June 14, 2017, meeting the characteristics determined by the combined ordinary and extraordinary general meeting of shareholders of June 23, 2022 in its 24th resolution.

Subject to the terms and conditions set forth in the underwriting agreement, dated November 2, 2023, between us and Jefferies LLC, Leerink Partners LLC and Guggenheim Securities, LLC, as the representatives of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of ADSs or ordinary shares, as the case may be, shown opposite its name below. Jefferies LLC, Leerink Partners LLC and Guggenheim Securities LLC are acting as global coordinators and joint bookrunners for the offering.
UNDERWRITER	NUMBER OF ADSs	NUMBER OF ORDINARY SHARES
Jefferies LLC	690,153	1,661,482
Leerink Partners LLC	2,071,678	0
Guggenheim Securities, LLC	345,076	830,741
Total	3,106,907	2,492,223
The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the ADSs or ordinary shares, as the case may be, if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated without liability. We have agreed to indemnify the underwriters, their affiliates, directors, officers, employees and agents and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act or the Exchange Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us that, following the completion of the offering, they currently intend to make a market in the ADSs and ordinary shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading markets for the ADSs or ordinary shares, that you will be able to sell any of the ADSs or ordinary shares held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the ADSs and ordinary shares subject to their acceptance of the ADSs and ordinary shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Sales of shares made outside the United States may be made by affiliates of the underwriters.

Commissions and Expenses
The following table shows the public offering price, the underwriting commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.
	PER ADS		PER ORDINARY SHARE	TOTAL
	Without Option to Purchase Additional ADSs	With Option to Purchase Additional ADSs	Ordinary Shares	Without Option to Purchase Additional ADSs	With Option to Purchase Additional ADSs
Public offering price	$5.36	$5.36	€5.07	$30,011,336.80	$34,513,034.64
Underwriting commissions paid by us	$0.3216	$0.3216	€0.3042	$1,800,680.21	$2,070,782.08
Proceeds to us, before expenses	$5.0384	$5.0384	€4.7658	$28,210,656.59	$32,442,252.56
The underwriters will not receive any fees in connection with the sale of restricted ADSs to JJDC in the concurrent private placement.
We estimate expenses payable by us in connection with the offering, other than the underwriting commissions referred to above, will be approximately €0.5 million.
Listing
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “NBTX.” Our ordinary shares are listed on the regulated market of Euronext in Paris under the symbol “NANO.”
Stamp Taxes
If you purchase ADSs or ordinary shares offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.
Option to Purchase Additional ADSs
We have granted to the underwriters an option, exercisable for 30 days from the date of the underwriting agreement to be entered into between us and the underwriters, to purchase, from time to time, in whole or in part, up to an aggregate of 839,869 additional ADSs from us at the public offering price set forth on the cover page of this prospectus supplement, subject to underwriting commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of ADSs, proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more ADSs than the total number set forth on the cover page of this prospectus supplement. The total number of ordinary shares (including in the form of ADSs) to be sold, including pursuant to the underwriters’ option to acquire additional securities, is subject to reallocation between the U.S. offering and the European offering as permitted under applicable law and regulations.
No Sales of Similar Securities
We and our executive board and supervisory board members have agreed, subject to specified exceptions, not to directly or indirectly:
•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act;
•
otherwise dispose of any share capital, options or warrants to acquire share capital, or securities exchangeable or exercisable for or convertible into share capital currently or hereafter owned either of record or beneficially; or

•	publicly announce an intention to do any of the foregoing.

This restriction terminates after the close of trading of the ADSs and ordinary shares on and including the 90th day after the date of this prospectus supplement.
Jefferies LLC, Leerink Partners LLC and Guggenheim Securities, LLC may, in their sole discretion and at any time or from time to time before the termination of the lock-up period, which is the period of 90 days after the date of this prospectus supplement, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of our ADSs or ordinary shares prior to the expiration of the lock-up period.
Stabilization
The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with the offering. Furthermore, stabilization transactions will also need to comply with EU laws and notably the Market Abuse Regulation. These activities may have the effect of stabilizing or maintaining the market price of the ADSs and ordinary shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ADSs in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or purchasing our ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs and ordinary shares available for purchase in the open market as compared to the price at which they may purchase ADSs and ordinary shares through the option to purchase additional ADSs.
“Naked” short sales are sales in excess of the option to purchase additional ADSs. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ADSs in the open market after pricing that could adversely affect investors who purchase in the offering.
A stabilizing bid is a bid for the purchase of ADSs and ordinary shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the ADSs and ordinary shares. A syndicate covering transaction is the bid for or the purchase of ADSs and ordinary shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ADSs and ordinary shares or preventing or retarding a decline in the market price of our ADSs and ordinary shares. As a result, the price of our ADSs and ordinary shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the ADSs and ordinary shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ADSs and ordinary shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriters may also engage in passive market making transactions in our ADSs on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our ADSs in the U.S. offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ADSs and ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information contained in, or that can be accessed through links on, the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters, is not part of this prospectus supplement or the accompanying prospectus, has not been approved or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ADSs and ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ADSs and ordinary shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

NOTICE TO INVESTORS
General
Under the authority granted by our shareholders to conduct the offering, the securities that we are offering may only be purchased initially by all natural or legal persons (including companies), trusts and investment funds, or other investment vehicles, whatever their form (including any investment fund or venture capital companies), governed by French or foreign law, whether they are shareholders of the Company or not, that invest on a regular basis, or that have invested at least €1 million over the 36 month-period preceding the issuance, in the healthcare or biotechnology sectors.
In order to purchase securities in the offering, you will be required to execute and provide to the underwriters an investor letter representing that you satisfy the foregoing investor criteria.
Canada
Resale Restrictions
The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,
•	where required by law, the purchaser is purchasing as principal and not as agent, and
•	the purchaser has reviewed the text above under Resale Restrictions.
Conflicts of Interest
Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment
Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.
Australia
This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:
You confirm and warrant that you are either:
•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
•
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with us under section 708(12) of the Corporations Act; or
•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.
To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.
You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), an offer to the public of ordinary shares (including in the form of ADSs) may not be made, except that such ordinary shares may be offered to the public in that Relevant State at any time:
•	to any legal entity which is a “qualified investor” as defined under Article 2(e) of the Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2(e) of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ordinary shares shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression “offer to the public” in relation to the ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe to those ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
France
The ADSs and the ordinary shares have not been and will not be offered or sold to the public in the Republic of France, and no offering of this prospectus supplement or any marketing materials relating to the ADSs and the ordinary shares may be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in the Republic of France (except for public offerings defined in Article L. 411-2 1" of the French Code monétaire et financier).

The ordinary shares in the form of ADSs may only be offered or sold in France pursuant to article L. 411-2 1" of the French Code monétaire et financier to qualified investors (investisseurs qualifiés) (as such term is defined in Article 2(e) of Regulation (EU) n" 2017/1129, as amended, dated 14 June 2017) acting for their own account, and in accordance with articles L. 411-1, L. 411-2 and D. 411-2 to D.411-4, D.744-1 and D. 754-1 and D. 764-1 of the French Code monétaire et financier. Prospective investors are informed that:
•
neither this prospectus supplement nor any other offering materials relating to the ordinary shares in the form of ADSs described in this prospectus supplement has been submitted for clearance to the French financial markets authority (Autorité des marchés financiers);

•
neither this prospectus supplement, nor any offering material relating to the ordinary shares in the form of ADSs has been or will be released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the ordinary shares in the form of ADSs to the public in France within the meaning of article L. 411-1 of the French Code monétaire et financier (other than public offerings defined in Article L. 411-2 1 of the French Code monétaire et financier);

•
individuals or entities referred to in article L. 411-2 1 of the French Code monétaire et financier may participate in the global offering, as provided under articles D.411-4, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; and

•
the direct and indirect distribution or sale to the public of the ordinary shares in the form of ADSs acquired by them may only be made in compliance with articles L. 411-1, L. 411-2 1", L. 412-1 and L. 621-8 to L. 621-8-2 of the French Code monétaire et financier.

MiFID II product governance
With respect to the European offering and solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the ordinary shares has led to the conclusion that: (i) the target market for the ordinary shares is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the ordinary shares to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the ordinary shares (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the ordinary shares (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”), and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance, (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the ADSs or ordinary shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (“FIEL”), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (“SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary
•	of the trust is an individual who is an accredited investor, then securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
•	where no consideration is or will be given for the transfer;
•	where the transfer is by operation of law;
•	as specified in Section 276(7) of the SFA; or
•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Kuwait
The securities have not been authorized or licensed for offering, marketing or sale in the State of Kuwait. The distribution of this prospectus and the offering and sale of the securities in the State of Kuwait is restricted by law unless a license is obtained from the Kuwait Ministry of Commerce and Industry in accordance with Law 31 of 1990. Persons into whose possession this prospectus comes are required by us and the international underwriters to inform themselves about and to observe such restrictions. Investors in the State of Kuwait who approach us or any of the international underwriters to obtain copies of this prospectus are required by us and the international underwriters to keep such prospectus confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the securities.
Qatar
The securities described in this prospectus have not been, and will not be, offered, sold, or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.
Saudi Arabia
This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or the CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended, or the CMA Regulations. The CMA does not make any representation as to the accuracy or completeness of this prospectus and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial adviser.
Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre, or the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
United Arab Emirates
The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the DFSA.
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This Offering Memorandum has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this Offering Memorandum nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this Offering Memorandum nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this Offering Memorandum will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA.
provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

TAXATION
Material U.S. Federal Income Tax Considerations
The following is a discussion of the material U.S. federal income tax consequences of purchasing, owning and disposing of ADSs acquired pursuant to this offering. This summary does not address any aspect of U.S. federal non-income tax laws, such as U.S. federal estate and gift tax laws, or state, local or non-U.S. tax laws, and does not purport to be a comprehensive description of all of the U.S. tax considerations that may be relevant to a particular person’s decision to acquire ADSs (such as the effects of section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”)).
The discussion applies to you only if you acquire the ADSs in this offering and you hold the ADSs as capital assets for U.S. federal income tax purposes (generally, for investment). This section does not apply to you if you are a member of a special class of holders subject to special tax rules, including:
•	a broker;
•	a dealer in securities, commodities or foreign currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;
•	a bank or other financial institution;
•	a tax-exempt organization or governmental organization;
•	an insurance company;
•	a regulated investment company or real estate investment trust;
•	a U.S. expatriate, former U.S. citizen or former long term resident of the United States;
•	a mutual fund;
•	an individual retirement or other tax-deferred account;
•	a holder liable for alternative minimum tax;
•	a holder that actually or constructively owns 10% or more, by voting power or value, of our stock (including stock represented by ADSs);
•	a partnership or other pass-through entity for U.S. federal income tax purposes;
•	a holder that holds ADSs as part of a straddle, hedging, constructive sale, conversion or other integrated transaction for U.S. federal income tax purposes; or
•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.
This section is based on the Code, existing and proposed income tax regulations issued under the Code, legislative history, and judicial and administrative interpretations thereof, all as of the date of this offering. All of the foregoing are subject to change at any time, and any change could be retroactive and could affect the accuracy of this discussion. In addition, the application and interpretation of certain aspects of the passive foreign investment company, or PFIC, rules, referred to below, require the issuance of regulations which in many instances have not been promulgated and which may have retroactive effect. There can be no assurance that any of these regulations will be enacted or promulgated, and if so, the form they will take or the effect that they may have on this discussion. This discussion is not binding on the U.S. Internal Revenue Service, or IRS, or the courts. No ruling has been or will be sought from the IRS with respect to the positions and issues discussed herein, and there can be no assurance that the IRS or a court will not take a different position concerning the U.S. federal income tax consequences of an investment in the ADSs or that any such position would not be sustained.
PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE ADSs IN THEIR PARTICULAR SITUATIONS.

You are a “U.S. holder” if you are a beneficial owner of ADSs that acquired the ADSs pursuant to this offering and you are:
•	a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•
a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

In addition, this discussion is limited to holders who are not resident in France for purposes of the income tax treaty between the United States and France.
If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ADSs, the U.S. tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of the ADSs that is a partnership and partners in such a partnership should consult their own tax advisors concerning the U.S. federal income tax consequences of purchasing, owning and disposing of ADSs.
A “non-U.S. holder” is a beneficial owner of ADSs that acquired the ADSs pursuant to this offering and that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
Generally, holders of ADSs should be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADSs. Accordingly, no gain or loss will be recognized upon an exchange of ordinary shares for ADSs or an exchange of ADSs for ordinary shares. The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the claiming of foreign tax credits for U.S. holders of ADSs. Accordingly, the credibility of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holder of an ADS and the company.
PFIC Considerations
The Code provides special rules regarding certain distributions received by U.S. persons with respect to, and sales, exchanges and other dispositions, including pledges, of, shares of stock (including ordinary shares represented by ADSs) in, a PFIC. A non-U.S. corporation will be treated as a PFIC for any taxable year in which either: (1) at least 75% of its gross income is “passive income” or (2) at least 50% of its gross assets during the taxable year (based on the average of the fair market values of the assets determined at the end of each quarterly period) are “passive assets,” which generally means that they produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions, and gains from assets that produce passive income. In determining whether a foreign corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.
Although not free from doubt, we do not believe that we were a PFIC for the taxable year ended December 31, 2022. No assurances may be given at this time as to our PFIC status for the taxable year ending December 31, 2023 or subsequent taxable years. Our PFIC status must be determined annually and therefore is subject to change. Because this determination is made annually at the end of each taxable year and is dependent upon a number of factors, some of which are beyond our control, including the amount and nature of our income (including whether reimbursements of certain refundable research tax credits will constitute gross income for purpose of the PFIC income test), as well as on the market valuation of our assets and our spending schedule for our cash balances, and because certain aspects of the PFIC rules are not entirely certain, there can be no assurance that we were not a PFIC, that we are not or will not become a PFIC or that the IRS will agree with our conclusion regarding our PFIC status. If we are not a PFIC during any taxable year in which you hold ADSs, then the remainder of the discussion under “—Material U.S. Federal Income Tax Considerations,” outside of this “—PFIC Considerations” portion may be relevant to you. U.S. holders should consult their tax advisors as to the applicability of the PFIC rules.
A U.S. holder that holds ADSs during any taxable year in which we qualify as a PFIC is subject to special tax rules with respect to (a) any gain realized on the sale, exchange or other disposition of the ADSs and (b) any “excess distribution” by the corporation to the holder, unless the holder elects to treat the PFIC as a “qualified electing fund” (QEF) or makes a “mark-to-market” election, each as discussed below. An “excess distribution” is that portion of a distribution with respect to ADSs that exceeds 125% of the annual average of such distributions over the preceding three-year period or, if shorter, the U.S. holder’s holding period for its ADSs. Excess distributions and gains on the sale, exchange or other disposition of ADSs of a corporation which was a PFIC at any time during the U.S. holder’s holding period are allocated ratably to each day of the U.S. holder’s holding period. Amounts allocated to the taxable year in which the disposition occurs and amounts allocated to any period in the shareholder’s holding period before the first day of the first taxable year that the corporation was a PFIC will be taxed as ordinary income (rather than capital gain) earned in the taxable year of the disposition. Amounts allocated to each of the other taxable years in the U.S. holder’s holding period are not included in gross income for the year of the disposition, but are subject to the highest ordinary income tax rates in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to income tax deficiencies will be imposed on the resulting tax attributable to each year. The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs cannot be treated as capital, even if a U.S. holder held such ADSs as capital assets.
If we are a PFIC for any taxable year during which a U.S. holder holds ADSs, then we generally will continue to be treated as a PFIC with respect to the holder for all succeeding years during which such holder holds ADSs, even if we no longer satisfy either the passive income or passive asset tests described above, unless the U.S. holder terminates this deemed PFIC status by making a “deemed sale” election. If such election is made, a U.S. holder will be deemed to have sold the ADSs at their fair market value on the last day of the last taxable year for which we were a PFIC, and any gain from such deemed sale would be subject to the excess distribution rules as described above. After the deemed sale election, the ADSs with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.
If we are or become a PFIC, the excess distribution rules may be avoided if a U.S. holder makes a QEF election effective beginning with the first taxable year in the holder’s holding period in which we are treated as a PFIC with respect to such holder. A U.S. holder that makes a QEF election with respect to a PFIC is required to include in income its pro rata share of the PFIC’s ordinary earnings and net capital gain as ordinary income and capital gain, respectively, subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge.
In general, a U.S. holder makes a QEF election by attaching a completed IRS Form 8621 to a timely filed (taking into account any extensions) U.S. federal income tax return for the year beginning with which the QEF election is to be effective. In certain circumstances, a U.S. holder may be able to make a retroactive QEF election. A QEF election can be revoked only with the consent of the IRS. In order for a U.S. holder to make a valid QEF election, the non-U.S. corporation must annually provide or make available to the holder certain information. At this time, we have not determined whether we will provide to U.S. holders the information required to make a valid QEF election and we currently make no undertaking to provide such information.
As an alternative to making a QEF election, a U.S. holder may make a “mark-to-market” election with respect to its ADSs if the ADSs meet certain minimum trading requirements, as described below. If a U.S. holder makes a valid mark-to-market election for the first taxable year in which such holder holds (or is deemed to hold) ADSs in a corporation and for which such corporation is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect of its ADSs. Instead, a U.S. holder that makes a mark-to-market election will be required to include in income each year an amount equal to the excess, if any, of the fair market value of the ADSs that the holder owns as of the close of the taxable year over the holder’s adjusted tax basis in the ADSs. The U.S. holder will be entitled to a deduction for the excess, if any, of the holder’s adjusted tax basis in the ADSs over the fair market value of the ADSs as of the close of the taxable year; provided, however, that the deduction will be limited to the extent of any net mark-to-market gains with respect to the ADSs included by the U.S. holder under the election for prior taxable years. The U.S. holder’s basis in the ADSs will be adjusted to reflect the amounts included or deducted pursuant to the election. Amounts included in income pursuant to a mark-to-market election, as well as gain on the sale, exchange or other disposition of the ADSs, will be treated as ordinary income. The deductible portion of any mark-to-market loss, as well as loss on a sale, exchange or other disposition of ADSs to the extent that the amount of such loss does not exceed net mark-to-market gains previously included in income, will be treated as ordinary loss. If a U.S. holder makes a valid mark-to-market election, any distributions made by us in a year in which we are a PFIC would generally be subject to the rules discussed below under “—Taxation of Dividends,” except the lower rate applicable to qualified dividend income would not apply. If we are not a PFIC when a U.S. holder has a mark-to-market election in effect, gain or loss realized by a U.S. holder on the sale of our ADSs will be a capital gain or loss and taxed in the manner described below under “—Taxation of Sale, Exchange or other Disposition of ADSs.”
The mark-to-market election applies to the taxable year for which the election is made and all subsequent taxable years, unless the ADSs cease to meet applicable trading requirements (described below) or the IRS consents to its revocation. The excess distribution rules generally do not apply to a U.S. holder for taxable years for which a mark-to-market election is in effect. If we are a PFIC for any year in which the U.S. holder owns ADSs but before a mark-to-market election is made, the interest charge rules described above will apply to any mark-to-market gain recognized in the year the election is made.
A mark-to-mark election is available only if the ADSs are considered “marketable” for these purposes. ADSs will be marketable if they are regularly traded on a national securities exchange that is registered with the SEC (such as the Nasdaq Global Select Market) or on a non-U.S. exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. For these purposes, ADSs will be considered regularly traded during any calendar year during which more than a de minimis quantity of the ADSs is traded on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Each U.S. holder should ask its own tax advisor whether a mark-to-market election is available or desirable.
If we are a PFIC for any year in which a U.S. holder holds ADSs, such U.S. holder must generally file an IRS Form 8621 annually. A U.S. holder must also provide such other information as may be required by the U.S. Treasury Department if the U.S. holder (1) receives certain direct or indirect distributions from a PFIC, (2) recognizes gain on a direct or indirect disposition of ADSs, or (3) makes certain elections (including a QEF election or a mark-to-market election) reportable on IRS Form 8621.
If we are a PFIC, then under attribution rules, U.S. holders of our ADSs will be deemed to own their proportionate shares of our subsidiaries that are PFICs, if any. It is possible that one or more of our subsidiaries is or will become a PFIC. This determination is made annually at the end of each taxable year and depends upon a number of factors, some of which are beyond our control, including the amount and nature of a subsidiary’s income, as well as the valuation and nature of a subsidiary’s assets. In the event that we are a PFIC and we have a subsidiary that is a PFIC, assuming a U.S. holder does not receive from such subsidiary the information that the U.S. holder needs to make a QEF election with respect to such a subsidiary, a U.S. holder generally will be deemed to own a portion of the shares of such lower-tier PFIC and may incur liability for a deferred tax and interest charge if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. holder otherwise is deemed to have disposed of an interest in, the lower-tier PFIC, even though the U.S. holder has not received the proceeds of those distributions or dispositions directly. There is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC, or that we will cause the lower-tier PFIC to provide the required information for a U.S. holder to make and maintain a QEF election with respect to the lower-tier PFIC. In addition, a mark-to-market election generally would not be available with respect to such a lower-tier PFIC and, consequently, if you make a mark-to-market election with respect to our ADSs, you could be subject to the PFIC rules with respect to income of lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. holders are advised to consult with their tax advisors regarding the tax issues raised by lower-tier PFICs.

U.S. holders are urged to consult their tax advisors as to our status as a PFIC, and, if we are treated as a PFIC, as to the effect on them of, and the reporting requirements with respect to, the PFIC rules and the desirability of making, and the availability of, either a QEF election or a mark-to-market election with respect to our ADSs.
Taxation of Dividends
U.S. Holders. Subject to the PFIC rules described above under “—PFIC Considerations,” if you are a U.S. holder, you must include in your gross income the gross amount of any distributions of cash or property (other than certain pro rata distributions of ADSs) with respect to ADSs, to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. A U.S. holder must include the dividend as ordinary income at the time of actual or constructive receipt. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the ADSs and thereafter as capital gain from the sale or exchange of such ADSs. Notwithstanding the foregoing, we do not intend to maintain calculations of our earnings and profits as determined for U.S. federal income tax purposes. Consequently, distributions generally will be reported as dividend income for U.S. information reporting purposes. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.
Subject to the PFIC rules described above under “—PFIC Considerations,” dividends paid by a non-U.S. corporation generally will be taxed at the preferential tax rates applicable to long-term capital gain of non-corporate taxpayers if (a) such non-U.S. corporation is eligible for the benefits of certain U.S. treaties or the dividend is paid by such non-U.S. corporation with respect to stock that is readily tradable on an established securities market in the United States, (b) the U.S. holder receiving such dividend is an individual, estate, or trust, (c) such dividend is paid on shares that have been held by such U.S. holder for at least 61 days during the 121-day period beginning 60 days before the “ex-dividend date,” and (d) we are not a PFIC in the year of the dividend or the immediately preceding year. If the requirements of the immediately preceding paragraph are not satisfied, a dividend paid by a non-U.S. corporation to a U.S. holder, including a U.S. holder that is an individual, estate, or trust, generally will be taxed at ordinary income tax rates (and not at the preferential tax rates applicable to long-term capital gains). As discussed above under “—PFIC Considerations,” it is not yet known whether we will be a PFIC for taxable years ending after December 31, 2022. The dividend rules are complex, and each U.S. holder should consult its own tax advisor regarding the dividend rules.
The amount of dividend will include any amounts withheld by the Company in respect of French taxes. Subject to applicable limitations, some of which vary depending upon the U.S. holder’s circumstances and subject to the discussion above regarding concerns expressed by the U.S. Treasury, French income taxes withheld from dividends on ADSs at a rate not exceeding the rate provided by the Treaty will be creditable against the U.S. holder’s U.S. federal income tax liability.
Dividends received generally will be income from non-U.S. sources, which may be relevant in calculating your U.S. foreign tax credit limitation. Such non-U.S. source income generally will be “passive category income,” or in certain cases “general category income” or “foreign branch” income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you. The rules with respect to the foreign tax credit are complex and involve the application of rules that depend upon a U.S. holder’s particular circumstances. You should consult your own tax advisor to determine the foreign tax credit implications of owning the ADSs.
Non-U.S. Holders. If you are a non-U.S. holder, dividends paid to you generally will not be subject to U.S. income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment (or in the case of an individual, a fixed place of business) that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases you generally will be taxed in the same manner as a U.S. holder (other than with respect to the Medicare Tax described below). If you are a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of Sale, Exchange or other Disposition of ADSs
U.S. Holders. Subject to the PFIC rules described above under “—PFIC Considerations,” if you are a U.S. holder and you sell, exchange or otherwise dispose of your ADSs, you generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the value of the amount realized and your tax basis in those ADSs. Gain or loss recognized on such a sale, exchange or other disposition of ADSs generally will be long-term capital gain if you have held the ADSs for more than one year. Long-term capital gains of U.S. holders who are individuals (as well as certain trusts and estates) are generally taxed at preferential rates. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes, unless it is attributable to an office or other fixed place of business outside the United States and certain other conditions are met. Your ability to deduct capital losses is subject to limitations. As discussed above under “—PFIC Considerations,” it is not yet known whether we will be a PFIC for taxable years ending after December 31, 2022.
Non-U.S. Holders. If you are a non-U.S. holder, you will not be subject to U.S. federal income tax on gain recognized on the sale, exchange or other disposition of your ADSs unless:
•
the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment (or in the case of an individual, a fixed place of business) that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of such sale, exchange or other disposition and certain other conditions are met.
In the first case, the non-U.S. holder will be taxed in the same manner as a U.S. holder (other than with respect to the Medicare Tax described below). In the second case, the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the amount by which such non-U.S. holder’s U.S.-source capital gains exceed such non-U.S. holder’s U.S.-source capital losses.
If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Medicare Tax
Certain U.S. holders who are individuals, estates or trusts are required to pay a 3.8% Medicare surtax on all or part of that holder’s “net investment income,” which includes, among other items, dividends on, and capital gains from the sale or other taxable disposition of, the ADSs, subject to certain limitations and exceptions. Prospective investors should consult their own tax advisors regarding the effect, if any, of this surtax on their ownership and disposition of the ADSs.
Information with Respect to Foreign Financial Assets
U.S. holders that are individuals (and, to the extent provided in regulations, certain entities) that own “specified foreign financial assets,” including possibly the ADSs, with an aggregate value in excess of $50,000 are generally required to file IRS Form 8938 with information regarding such assets. Depending on the circumstances, higher threshold amounts may apply. Specified foreign financial assets include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in non-U.S. entities. If a U.S. holder is subject to this information reporting regime, the failure to timely file IRS Form 8938 may subject the U.S. holder to penalties. In addition to these requirements, U.S. holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. Prospective investors are encouraged to consult their own tax advisors with respect to these and other reporting requirements that may apply to their acquisition of the ADSs.
Backup Withholding and Information Reporting
In general, information reporting requirements will apply to distributions made on our ADSs within the United States to a non-corporate U.S. holder and to the proceeds from the sale, exchange, redemption or other disposition of ADSs by a non-corporate U.S. holder to or through a U.S. office of a broker. Payments made (and sales or other dispositions effected at an office) outside the U.S. will be subject to information reporting in limited circumstances.
In addition, U.S. holders may be subject to backup withholding with respect to dividends on and proceeds from the sale, exchange or other disposition of the ADSs. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, ADSs within the United States to a U.S. holder (other than U.S. holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability. A U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. U.S. holders are advised to consult with their own tax advisors regarding the application of the United States information reporting rules to their particular circumstances.
A non-U.S. holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its non-U.S. status to the payor, under penalties of perjury, on IRS Form W-8BEN or W-8BEN-E, as applicable. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining the exemption.
The foregoing does not purport to be a complete analysis of the potential tax considerations relating to the offering. Prospective investors should consult their own tax advisors as to the particular tax considerations applicable to them relating to the purchase, ownership and disposition of the ADSs, including the applicability of U.S. federal, state and local income tax laws or non-income tax laws, non-U.S. tax laws, and any changes in applicable tax laws and any pending or proposed legislation or regulations.
Material French Income Tax Considerations
The following describes the material French income tax consequences to U.S. Holders (as defined below for the purposes of this section) of purchasing, owning and disposing of the ADSs and, unless otherwise noted, this discussion is the opinion of Jones Day, our French tax counsel, insofar as it relates to matters of French tax law and legal conclusions with respect to those matters.
This discussion does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership or disposition of our ADSs to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.
In 2011, France introduced a comprehensive set of new tax rules applicable to French assets that are held by or in foreign trusts. These rules, among other things, provide for the inclusion of trust assets in the settlor’s net assets for purpose of applying the French real estate wealth tax, for the application of French gift and death duties to French assets held in trust, for a specific tax on capital on the French assets of foreign trusts not already subject to the French real estate wealth tax and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to securities (including ADSs) held in trusts. If securities are held in trust, the grantor, trustee and beneficiary are urged to consult their own tax advisors regarding the specific tax consequences of acquiring, owning and disposing of securities.
The description of the French income tax and wealth tax consequences set forth below is based on the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994 which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax guidelines issued by the French tax authorities in force as of the date hereof, or the Treaty.

For the purposes of this discussion of French income tax consequences, the term “U.S. Holder” means a beneficial owner of ADSs that is (1) an individual who is a U.S. citizen or resident for U.S. federal income tax purposes, (2) a U.S. domestic corporation or certain other entities created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, or (3) otherwise subject to U.S. federal income taxation on a net income basis in respect of ADSs.
If a partnership (or any other entity treated as partnership for U.S. federal income tax purposes) holds ADSs, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If a U.S. Holder is a partner in a partnership that holds ADSs, such holder is urged to consult its own tax adviser regarding the specific tax consequences of acquiring, owning and disposing of ADSs.
This discussion applies only to investors that hold our ADSs as capital assets that have the U.S. dollar as their functional currency, that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty, and whose ownership of the ADSs is not effectively connected to a permanent establishment or a fixed base in France.
Certain U.S. Holders (including, but not limited to, U.S. expatriates, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, banks, insurance companies, regulated investment companies, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax, persons who acquired the ADSs pursuant to the exercise of employee share options or otherwise as compensation, persons that own (directly, indirectly or by attribution) 5% or more of our voting stock or 5% or more of our outstanding share capital, dealers in securities or currencies, persons that elect to mark their securities to market for U.S. federal income tax purposes and persons holding ADSs as a position in a synthetic security, straddle or conversion transaction) may be subject to special rules not discussed below.
U.S. Holders are urged to consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of ADSs in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision.
Estate and Gift Taxes
In general, a transfer of ADSs by gift or by reason of death of a U.S. Holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978 (as amended by the protocol dated from December 8, 2004), unless the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or the ADSs were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.
Financial Transactions Tax
Pursuant to Article 235 ter ZD of the French Tax Code (Code général des impôts), or the “FTC”, purchases of certain securities issued by a French company, including ADSs, which are listed on a regulated market of the EU or a foreign regulated market formally acknowledged by the AMF (in each case within the meaning of the French Monetary and Financial Code, or the “FMFC”) are subject in France to a 0.3% tax on financial transactions, or the “FTT”, provided inter alia that the issuer’s market capitalization exceeds €1.0 billion as of December 1 of the year preceding the taxation year.
A list of French relevant companies whose market capitalization exceeds €1.0 billion as of December 1 of the year preceding the taxation year within the meaning of Article 235 ter ZD of the French Tax Code is published annually by the French tax authorities. As of December 1, 2022, our market capitalization did not exceed €1.0 billion.
As a result, the ADSs are not currently within the scope of the FTT. Purchases of our ADSs may however become subject to the FTT if our market capitalization exceeds €1.0 billion.
Registration Duties
In the case where the FTT is not applicable, (1) transfers of shares issued by a French company which are listed on a regulated or organized market within the meaning of the FMFC are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written statement (acte) executed either in France or outside

France, whereas (2) transfers of shares issued by a French company which are not listed on a regulated or organized market within the meaning of the FMFC are subject to uncapped registration duties at the rate of 0.1% notwithstanding the existence of a written statement (acte).
As our ordinary shares are listed on the regulated market of Euronext in Paris, which is an organized market within the meaning of the FMFC, their transfer should be subject to uncapped registration duties at the rate of 0.1% subject to the existence of a written agreement (acte).
Although there is neither case law nor official guidelines published by the French tax authorities on this point, transfers of ADSs should not be subject to the aforementioned 0.1% registration duties.
Wealth Tax
Since January 1, 2018, the French wealth tax (impôt de solidarité sur la fortune) has been repealed and replaced by a real estate wealth tax (impôt sur la fortune immobilière), which applies only to individuals owning French real estate assets or rights, directly or indirectly through one or more legal entities and whose net taxable assets amount to at least €1,300,000.
French real estate wealth tax may only apply to U.S. Holders to the extent the company holds real estate assets that are not allocated to its operational activity, for the fraction of the value of the financial rights representing such assets, and should not generally apply to securities held by an eligible U.S. Holder who is a U.S. resident, as defined pursuant to the provisions of the Treaty, provided that such U.S. Holder does not own directly or indirectly more than 25% of the issuer’s financial rights.
Taxation of Dividends
Dividends paid by a French corporation to non-residents of France are generally subject to French withholding tax at a rate of 25% for corporate bodies or other legal entities or 12.8% for individuals. Dividends paid by a French corporation in a non-cooperative State or territory, as set out in the list referred to in Article 238-0 A of the FTC, other than those mentioned in 2" of 2 bis of the same Article 238-0 A of the FTC, will generally be subject to French withholding tax at a rate of 75%.
However, eligible U.S. Holders, other than individuals subject to the French withholding tax at a rate of 12.8%, entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, will not be subject to this 25% or 75% withholding tax rate, but may be subject to the withholding tax at a reduced rate (as described below).
Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. Holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and whose ownership of the ADSs is not effectively connected with a permanent establishment or fixed base that such U.S. Holder has in France, is generally reduced to 15%, or to 5% if such U.S. Holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. Holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.
For U.S. Holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the “Limitation on Benefits” provision of the Treaty, are complex, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. Holders are advised to consult their own tax advisors regarding their eligibility for Treaty benefits in light of their own particular circumstances.
In the event that dividends are paid by us, dividends paid to an eligible U.S. Holder may immediately be subject to the reduced rates of 5% or 15% provided that:
•	such holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing the depositary with treaty forms (Forms 5000 and 5001); or
•
the depositary or other financial institution managing the U.S. Holder’s securities account in the U.S. provides the French paying agent, which will complete Forms 5000 and 5001 (as described above), with a document listing certain information about the U.S. Holder and its ADSs and a certificate whereby the financial institution managing the U.S. Holder’s securities account in the U.S. takes full responsibility for the accuracy of the information provided in the document.

Otherwise, dividends paid to a U.S. Holder that is a legal person or another legal entity and has not filed Forms 5000 and 5001 before the dividend payment date will be subject to French withholding tax at the rate of 25%, or 75% for any U.S. Holder if paid in a non-cooperative State or territory (as set out in the list referred to in Article 238-0 A of the FTC other than those mentioned in 2" of 2 bis of the same Article 238-0 A of the FTC) (unless the company proves that neither the purpose nor the effect of paying the dividend in that State or territory is that of allowing, with the intent of tax evasion or avoidance, the U.S. Holder to be located in such a State or territory), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with Forms 5000 and 5001 before December 31 of the second calendar year following the year during which the dividend is paid.
Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. Holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.
Forms 5000 and 5001, together with appropriate instructions, will be provided by the depositary to all U.S. Holders registered with the depositary. The depositary will arrange for the filing with the French tax authorities of all such forms properly completed and executed by U.S. Holders of ADSs and returned to the depositary in sufficient time so that they may be filed with the French tax authorities before the distribution in order to obtain immediately a reduced withholding tax rate. Otherwise, the depositary must withhold tax at the full rate of 25% or 75%, as applicable. In that case, the U.S. Holders may claim a refund from the French tax authorities of the excess withholding tax. Since the withholding tax rate applicable under French domestic law to U.S. Holders who are individuals does not exceed the cap provided in the Treaty (i.e., 15%), the 12.8% rate shall apply, without any reduction provided under the Treaty.
Subject to certain specific conditions, a corporate U.S. Holder which is in a tax loss position for the fiscal year during which the dividend is received may be entitled to a deferral regime and to obtain a withholding tax refund.
Tax on Sale or Other Disposition
As a matter of principle, under French tax law, a U.S. Holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by us of ADSs, provided such U.S. Holder is not a French tax resident for French tax purposes and has not held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives (as an exception, a U.S. Holder resident, established or incorporated in a non-cooperative State or territory as set out in the list referred to in Article 238-0 A of the FTC other than those mentioned in 2" of 2 bis of the same Article 238-0 A of the FTC should be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds).
Under the Treaty, a U.S. Holder who is a U.S. resident for purposes of the Treaty and entitled to Treaty benefit will not be subject to French tax on any such capital gain from the sale, exchange, repurchase or redemption by us (other than redemption proceeds which may, under certain circumstances, be partially or fully characterized as dividends under French domestic tax law or administrative guidelines) of ADSs unless such ADSs form part of the business property of a permanent establishment or fixed base that the U.S. Holder has in France. U.S. Holders who own ADSs through U.S. partnerships that are not resident for Treaty purposes are advised to consult their own tax advisors regarding their French tax treatment and their eligibility for Treaty benefits in light of their own particular circumstances. A U.S. Holder that is not a U.S. resident for Treaty purposes or is not entitled to Treaty benefit (and in both cases is not resident, established or incorporated in a non-cooperative State or territory as set out in the list referred to in Article 238-0 A of the FTC other than those mentioned in 2" of 2 bis of the same Article 238-0 A of the FTC) and has held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives, will be subject to a levy in France at the rate of the standard corporate income tax (currently 25%), if such U.S. Holder is a legal person, or 12.8%, if such U.S. Holder is an individual.
For a non-French resident entity that holds more than 25% of our dividend rights and may be subject to French tax on capital gains, the Amended Finance Bill for 2021 dated July 19, 2021 (published July 20, 2021) amended the provisions of Article 244 bis B of the FTC in order to comply with European Union (EU) law as French courts have recently ruled that such provisions previously did not comply with European principles and therefore could not be applied by the French tax authorities as the basis for French taxation of foreign shareholders (CE, 14 October 2020, n"421524, AVM International and CAA Versailles, 20 October 2020, n"18VE03012, Sté Runa Capital Fund I LP). The Amended Finance Bill for 2021 has introduced a refund mechanism allowing an eligible non-French resident corporate investor to claim a refund of the non-resident French capital gains tax to the extent such tax exceeds the amount of the French corporate income tax it would have borne if it had been a French resident. This refund mechanism is available to entities established in (i) an EU Member State or a Member State of the European Economic Area (EEA), other than a non-cooperative State or Territory within the meaning of Article 238-0 A of the FTC that has concluded a tax treaty with France that includes an administrative assistance provision to combat tax fraud and tax evasion (an “EU/EEA State”) or (ii) a State, other than a non-cooperative State or Territory that has concluded a tax treaty with France that includes an administrative assistance clause regarding the exchange of information aimed at combating tax fraud and tax evasion (a “Treaty State”), provided that the transferor is not effectively involved in the management or control of the entity whose shares are disposed of or redeemed. In addition, the Amended Finance Bill provides that specific collective investment funds established in EU/EEA States or Treaty States are excluded from the scope of the nonresident capital gain tax mentioned above under certain conditions. The recent amendments described above applies to disposals and redemptions of shares, and distributions, subject to Section 244 bis B of the FTC, realized as from June 30, 2021.
Special rules apply to U.S. Holders who are residents of more than one country.
The discussion above is a summary of the material French tax consequences of an investment in our ADSs and is based upon laws and relevant interpretations thereof in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. It does not cover all tax matters that may be of importance to a prospective investor. Each prospective investor is urged to consult its own tax advisor about the tax consequences to it of an investment in ADSs in light of the investor’s own circumstances.

MATERIAL CHANGES
Except as described in this prospectus supplement or otherwise described in our Annual Report and in our reports on Form 6-K incorporated by reference into this prospectus supplement, no reportable material changes have occurred since December 31, 2022.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus supplement. A related registration statement on Form F-6 has been filed with the SEC to register the ADSs. This prospectus supplement and the accompanying prospectus, which forms a part of the registration statement, do not contain all of the information included in the registration statement.
The SEC maintains a website (http://www.sec.gov) that contains reports and other information regarding registrants, such as Nanobiotix, that file electronically with the SEC.
We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including Annual Reports on Form 20-F and Reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our executive board members, supervisory board members and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.
We maintain a corporate website at www.nanobiotix.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC:
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 24, 2023;
•
our Reports on Form 6-K filed with the SEC on September 26, 2023 (filing our interim report for the six months ended June 30, 2023), September 28, 2023 (including Exhibit 99.1), October 23, 2023 (including Exhibit 99.1), except with respect to the quotations of Dr. Louis Kayitalire and Prof. Christophe Le Tourneau and all other reports on Form 6-K that are furnished to the SEC and that are identified in such form as being incorporated by reference, since the end of the fiscal year ended December 31, 2022 covered by our Annual Report on Form 20-F referred to above; and

•
the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on December 8, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 24, 2023.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and those of our Reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus supplement.
We will furnish without charge to you, or any beneficial owner, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including exhibits to these documents. You should direct any requests for documents to:
Nanobiotix Corporation
245 Main Street
Cambridge, Massachusetts 02142
Attn: Laurent Levy
Tel: +1 617 712 1568
You also may access these filings on our website at www.nanobiotix.com. We do not incorporate the information on our website into this prospectus supplement and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since such date.

LEGAL MATTERS
Jones Day, New York, New York, is representing the Company in connection with the offering. Jones Day, Paris, France, will pass upon the validity of the ordinary shares, including those in the form of ADSs, offered in the offering and other legal matters concerning the offering relating to French law, including matters of French income tax law. Cooley LLP, Reston, Virginia, is representing the underwriters in connection with the offering with respect to U.S. federal law, and Gide Loyrette Nouel A.A.R.P.I. is representing the underwriters in connection with the offering with respect to French law.

EXPERTS
The consolidated financial statements of Nanobiotix S.A. appearing in Nanobiotix S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2022 have been audited by Ernst & Young et Autres, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The offices of Ernst & Young et Autres are located at Tour First, 1 place des Saisons, 92400 Courbevoie, 92037 Paris - La Défense Cedex, France.

PROSPECTUS

$200,000,000
Ordinary Shares (including Ordinary Shares in the Form of American Depositary Shares)
Warrants
We may offer from time to time up to $200,000,000 of the securities described in this prospectus, either individually or in any combination, in one or more offerings at prices and on terms that will be determined at the time of the offering.
We may offer and sell these securities on a continuous or delayed basis to or through one or more underwriters, dealers and agents, or directly to purchasers. For additional information on the methods of sale, you should refer to the caption “Plan of Distribution” in this prospectus.
We will only sell securities pursuant to this prospectus for which preferential subscription rights shall have been waived by our shareholders in accordance with French law.
Our ordinary shares that are sold in the United States will be sold in the form of American Depositary Shares (“ADSs”). Each ADS represents one ordinary share. The ADSs are traded on the Nasdaq Global Select Market under the symbol “NBTX.” On February 3, 2022, the last reported sale price of our ADSs on the Nasdaq Global Select Market was $8.61 per ADS. Our ordinary shares are traded on the regulated market of Euronext in Paris under the symbol “NANO.” On February 3, 2022, the last reported sale price of our ordinary shares on the regulated market of Euronext in Paris was €7.48 per share.
The warrants described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing. Any application for listing on the Nasdaq or any other securities market or other exchange with respect to the securities described in this prospectus will be included, if applicable, in the applicable prospectus supplement.
This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. We will provide the specific terms of any offering of securities in one or more supplements to this prospectus. Such prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest. This prospectus may not be used to consummate a sale of securities unless accompanied by an applicable prospectus supplement.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT.
Neither the Securities and Exchange Commission nor any U.S. state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 16, 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell the securities described in this prospectus from time to time in the future in one or more offerings up to a total dollar amount of $200,000,000 as described in this prospectus.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Nanobiotix,” “the Company,” “we,” “us” and “our” refer to Nanobiotix S.A. and its consolidated subsidiaries. All references in this prospectus to “$,” “U.S. dollars” and “dollars” mean U.S. dollars and all references to “€” and “euros” mean euros, unless otherwise noted.
We have not authorized anyone to provide any information other than that contained in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We have not authorized any other person to provide you with different information. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you.
You should assume that the information in this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein, and any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of the respective date on the front of the applicable document, regardless of the time of delivery. Our business, financial condition, results of operations and prospects may have changed since that date.
We are not making an offer to sell or a solicitation of an offer to buy any securities described herein in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.
TRADEMARKS AND SERVICE MARKS
We own various trademark registrations and applications, and unregistered trademarks and service marks. “Nanobiotix,” “NBTX” (including, among others, referring to NBTXR3), the Nanobiotix logo and other trademarks or service marks of Nanobiotix S.A. appearing in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement are the property of Nanobiotix S.A. or its subsidiaries. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement are listed without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement are the property of their respective owners. We do not intend to use or display other companies’ trademarks and trade names to imply any relationship with, or endorsement or sponsorship of us by, any other companies.
i

MARKET, INDUSTRY AND OTHER DATA
Unless otherwise indicated, information contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size estimates, is based on information from independent industry analysts, third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us based on such data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed in the section of this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement titled “Risk Factors,” in the section titled “Risk Factors” included in our most recent Annual Report on Form 20-F (the “Annual Report”), as updated by our subsequent Annual Reports on Form 20-F, Reports on Form 6-K and the other documents incorporated by reference in this prospectus and any prospectus supplement. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain “forward-looking statements” within the meaning of applicable federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. All statements other than present and historical facts and conditions, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “shall,” “should,” “will,” or the negative of these and similar expressions identify forward-looking statements.
Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the caption “Risk Factors” in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement. These risks and uncertainties include factors relating to:
•	our ability to successfully develop and commercialize NBTXR3;
•	our ability to expand our product pipeline by developing and commercializing NBTXR3 in additional indications, including in combination with chemotherapies or I-O treatment;
•	our ability to compete with institutions with greater financial resources and expertise in research and development, preclinical testing, clinical trials, manufacturing and marketing;
•
the completion of applicable pre-marketing regulatory requirements and/or our ability to maintain regulatory approvals and certifications for our products and product candidates and the rate and degree of market acceptance of our product candidates, including NBTXR3;

•	regulatory developments in the United States, the European Union (“EU”) and other countries;
•	the effects of the COVID-19 pandemic on our business operations and clinical development timelines and plans;
•	the initiation, timing, progress and results of our preclinical studies and clinical trials, including those trials to be conducted under our collaboration with MD Anderson;
•
the expected timeline of our clinical trial completion, including our ability, and the ability of third party collaborators, to successfully conduct, supervise and monitor clinical trials for our product candidates;

•	our ability to obtain raw resources and maintain and operate our facilities to manufacture our product candidates;
•	our ability to manufacture, market and distribute our products upon successful completion of applicable pre-marketing regulatory requirements, specifically NBTXR3;
•	our ability to achieve the commercialization goals for NBTXR3, including goals established for key countries in Asia pursuant to our collaboration with LianBio Oncology Limited;
•	our ability to enter into effective collaborations on attractive terms and to successfully resolve disputes, if any, under existing and future collaboration agreements;
•	our ability to obtain funding for our operations;
•	our ability to attract and retain key management and other qualified personnel;
•	our global operations and exposure to global markets;
•
our ability to protect and maintain our intellectual property rights, manufacturing know-how and proprietary technologies and our ability to operate our business without infringing upon the intellectual property rights and proprietary technologies of third parties;

•	our ability to effectively deploy the proceeds from past capital raises and the offering of the securities described herein;
•	future revenue, expenses, capital expenditures, capital requirements and performance of our publicly traded equity securities;
•	our status as a foreign private issuer and emerging growth company and the reduced disclosure requirements associated with maintaining these statuses; and
•
other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, any prospectus supplement, and the documents that we reference in this prospectus and any prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
Many important factors, in addition to the factors described in this prospectus and any prospectus supplement, which may adversely affect such forward-looking statements are set forth in Part I, Item 3.D. of our Annual Report, as updated by our subsequent Annual Reports on Form 20-F, Reports on Form 6-K and the other documents incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein and therein.
You should read this prospectus, any prospectus supplement, and the documents that we reference in this prospectus and any prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

NANOBIOTIX S.A.
We are a late-stage clinical biotechnology company developing, manufacturing, and preparing to commercialize potentially first-in-class therapeutic candidates derived from our proprietary nanotechnology platforms. Starting with cancer, our goal is to revolutionize treatment outcomes for millions of patients with major diseases around the world.
Our lead therapeutic candidate, a solid tumor- and therapeutic combination-agnostic radioenhancer that we call NBTXR3, is an aqueous suspension composed of functionalized, crystalline hafnium oxide nanoparticles that is delivered via one-time intratumoral injection and activated by radiotherapy (RT). After activation, the physical mechanism of action (MoA) of NBTXR3 is designed to increase the dose of radiotherapy delivered within tumor cells, inducing significant tumor cell death without increasing damage to surrounding healthy tissues. Subsequent to its local tumor-killing effect, the radioenhancer may potentially prime an immune response against the target tumor and distant tumors as well.
Given NBTXR3’s localized delivery, physical MoA, and potential immune priming effect, we believe the radioenhancer could be broadly applicable across any solid tumor indication where RT is viable (approximately 60% of all cases), both as a single agent or in combination with other anti-cancer therapies, including immune checkpoint inhibitors. We are prioritizing Company-led development of NBTXR3 for commercial registration as a single agent in locally advanced head and neck squamous cell carcinoma (LA-HNSCC), and the advancement of our Company-led pathway evaluating the radioenhancer in combination with anti-PD-1 for the treatment of advanced cancers, including locoregional recurrent HNSCC (LRR-HNSCC), recurrent/metastatic HNSCC (R/M-HNSCC), lung metastasis (lung mets) from any primary tumor and/or liver metastasis (liver mets) from any primary tumor. In parallel, to support the overall development footprint for NBTXR3 and advance and expand the development of NBTXR3 across tumor indications and therapeutic combinations that complement those prioritized by us, we are also engaged in strategic collaborations with The University of Texas MD Anderson Cancer Center and LianBio Oncology Limited.
We were incorporated as a société anonyme under the laws of the French Republic on March 4, 2003. We are registered at the Paris Registre du Commerce et des Sociétés under the number 447 521 600. Our principal executive offices are located at 60, rue de Wattignies, 75012 Paris, France, and our telephone number is +33 1 40 26 04 70. Our agent for service of process in the United States is our U.S. subsidiary, Nanobiotix Corporation. Our ordinary shares began trading on the regulated market of Euronext in Paris in October 2012. Our ADSs began trading on the Nasdaq Global Select Market in December 2020. We also maintain a website at http://www.nanobiotix.com/en/. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website or any other website cited in this prospectus is not a part of this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Exchange Act, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital summarizes certain provisions of our By-laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our By-laws, a copy of which has been filed with the SEC. Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See “Description of American Depositary Shares” for more information.
General
As of December 31, 2021, our outstanding share capital consisted of a total of 34,825,872 issued and fully paid ordinary shares, with nominal value €0.03 per share, including shares underlying outstanding ADSs.
As of December 31, 2021, to our knowledge, approximately 18% of our outstanding ordinary shares (including in the form of ADSs) were held of record by shareholders in the United States.
Under French law, our By-laws set forth only our issued and outstanding share capital as of the date of the By-laws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding founders’ warrants, warrants and stock options, as approved by our shareholders and granted by our supervisory board.
Reconciliation of the Number of Ordinary Shares Outstanding through December 31, 2021
Shares outstanding at January 1, 2019	19,633,373
Number of ordinary shares issued on April 9, 2019 in connection with the share capital increase decided on April 9, 2019	2,566,666
Number of ordinary shares issued in connection with the exercise of founders’ warrants (BSPCE)	215,000
Shares outstanding at December 31, 2019	22,415,039
Number of ordinary shares issued in connection with the definitive acquisition of free shares (AGA)	322,083
Number of ordinary shares issued on July 30, 2020 in connection with the share capital increase decided on July 28, 2020	3,300,000
Number of ordinary shares issued on December 15, 2020 in our initial public offering in the United States and in a concurrent offering of ordinary shares in certain jurisdictions outside of the United States to certain investors	7,300,000
Number of ordinary shares issued on December 18, 2020 in connection with the exercise by the underwriters of their option to purchase additional shares in our initial public offering in the United States	1,095,000
Shares outstanding at December 31, 2020	34,432,122
Number of ordinary shares issued in connection with the definitive acquisition of free shares (AGA) on March 6, 2021	24,500
Number of ordinary shares issued in connection with the definitive acquisition of free shares (AGA) on March 29, 2021	369,250
Shares outstanding as of December 31, 2021	34,825,872
History of Securities Issuances
Since January 1, 2019, the following events have changed the number of our issued and outstanding shares:
On April 9, 2019, we issued an aggregate of 2,566,666 ordinary shares in a private placement, at an issue price per share of €11.50, for a total subscription amount of €29,516,659.
On March 11, 2020, we issued an aggregate of 316,083 ordinary shares as a result of the definitive acquisition of free shares.
On July 27, 2020, we issued an aggregate of 6,000 ordinary shares as a result of the definitive acquisition of free shares.

On July 30, 2020, we issued an aggregate of 3,300,000 ordinary shares in a private placement, at an issue price per share of €6.10, for a total subscription amount of €20,130,000.
On December 15, 2020, we sold 7,300,000 new ordinary shares, including 5,445,000 ADSs, each representing one ordinary share, nominal value €0.03, in our initial public offering in the United States at a price of $13.50 per ADS and 1,855,000 ordinary shares in a concurrent offering of ordinary shares in certain jurisdictions outside of the United States to certain investors at a corresponding offering price of €11.14 per ordinary share, for aggregate gross proceeds of approximately $98.6 million.
On December 18, 2020, in connection with the exercise by the underwriters of their option to purchase additional shares, we sold an additional 1,095,000 ADSs at the public offering price of $13.50 per ADS resulting in additional gross proceeds of $14.8 million. We incurred aggregate underwriting commissions of approximately $7.9 million and expenses of approximately $5.0 million, resulting in aggregate net proceeds to us of approximately $100.4 million.
On March 6, 2021, we issued an aggregate of 24,500 ordinary shares as a result of the definitive acquisition of free shares.
On March 29, 2021, we issued an aggregate of 369,250 ordinary shares as a result of the definitive acquisition of free shares.
From January 1, 2019 to December 31, 2021, founders’ warrants, stock options and warrants were exercised at a weighted average exercise price, if any, of €6.08 per share. Pursuant to these exercises, we issued an aggregate of 215,000 ordinary shares.
Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares
The description below reflects the terms of our By-laws, and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full version of our By-laws, which is included as an exhibit to the registration statement of which this prospectus is a part.
Corporate Purpose (Article 3 of the By-laws)
Our corporate purpose, either directly or indirectly, in particular through the intermediary of subsidiaries or holdings, in France and abroad, is:
•	the research and development in natural and physical sciences;
•
the filing, study, acquisition, granting of any patents, licenses, methods, trademarks and protection of specialized knowledge connected or relating in any way to the fields or technologies covering our corporate purpose;

•	the design, development, production, marketing, importation, exportation and exploitation by any means of drugs, pharmaceutical specialties, medical devices and other health goods;
•
the creation, acquisition, rental, lease-management of all business assets or facilities (fonds de commerce), lease, installation, operation of all establishments (fonds de commerce) factories and workshops, relating to any of the specified activities;

•	the participation in any transactions that may relate to our corporate purpose by creating new companies, subscribing or purchasing securities or corporate rights, merging or otherwise; and
•
more generally, all financial, commercial, industrial transactions and transactions involving real estate or movable properties relating directly or indirectly to any of the aforementioned corporate purposes or any similar or related purpose, in order to promote their development or extension.

Supervisory Board (Conseil de surveillance)
Quorum and voting (Article 17 of the By-laws)
The supervisory board may only deliberate if at least half of the members attend the applicable meeting in the manner provided for in our By-laws. In particular, French law and the charter of the supervisory board allow its members to attend meetings of the supervisory board in person or, to the extent permitted by applicable law, by videoconference or other telecommunications arrangements. In addition, a supervisory board member is allowed to grant another supervisory board member a proxy to represent him or her at a meeting of the supervisory board, but no member can hold more than one proxy at any meeting. Moreover, since the amendment of our By-laws decided by the shareholders’ meeting held on May 20, 2020, the members of the supervisory board are allowed to take certain specific decisions by written consultation, such as convening a shareholders’ meeting or making provisional appointments to the supervisory board in accordance with Article L. 225-78 of the French Commercial Code. Decisions of the supervisory board are adopted by the majority of the voting rights held by the members present or represented, it being specified that in case of a vote-split, the chairman of the supervisory board shall have the deciding vote.
Supervisory board members’ voting powers on proposals, arrangements or contracts in which any member is materially interested (Article 19 of the By-laws)
Under French law, any agreement entered into (directly or through an intermediary) between us and any member of our supervisory board that is not entered into (1) in the ordinary course of business and (2) under standard terms and conditions is subject to the prior authorization of the supervisory board, excluding the vote of the interested member.
The foregoing requirements also apply to agreements between us and any member of our executive board, agreements between us and another company, provided that the company is not one of our wholly-owned subsidiaries, if one of the members of our executive or supervisory board is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of the members of our executive or supervisory board has an indirect interest.
Supervisory board’s borrowing powers
There are currently no limits imposed by our By-laws on the amounts of loans or other borrowings that the supervisory board may approve.
Supervisory board’s composition (Article 15 of the By-laws)
Our supervisory board must be composed of at least three members, but may not exceed 18 members. Members of the supervisory board are appointed and have their terms renewed or are dismissed at the ordinary general meeting. Supervisory board members may be natural persons or legal entities. Legal entities appointed to the supervisory board must designate a permanent representative. If a supervisory board member dies or resigns between annual meetings, the supervisory board may appoint a temporary member to fill the vacancy, subject to ratification at the next ordinary general meeting, or if such vacancy results in a number of supervisory members below three, the executive board must call an ordinary general meeting in order to fill the vacancy.
Supervisory board members’ age limits (Article 15 of the By-laws)
No more than one-third of the supervisory board members shall be older than 80 years old.
Term of supervisory board member office (Article 15 of the By-laws)
Supervisory board members are elected for six-year terms.
Employee supervisory board member limits (Article 15 of the By-laws)
No more than one-third of the supervisory board members may be party to employment contracts with us.
Supervisory board members’ share ownership requirements
None.
Executive Board
Quorum and voting (Article 13 of the By-laws)
No quorum is required for the executive board to deliberate. The executive board members are not allowed to grant a proxy to represent them at a meeting of the executive board. Decisions of the executive board are adopted by the majority of the voting rights held by the members present, it being specified that in case of a vote-split, the chairman of the executive board shall not have the deciding vote.

Executive board members’ voting powers on proposals, arrangements or contracts in which any member is materially interested
See the paragraph “—Supervisory board members’ voting powers on proposals, arrangements or contracts in which any member is materially interested.”
Executive board members’ compensation
The supervisory board determines each executive board member’s compensation when appointing him or her to the executive board. Executive board members who are employed by us receive separate compensation as officers or employees.
Executive board’s borrowing powers (Article 14 of the By-laws)
There are currently no limits imposed by our By-laws on the amounts of loans or other borrowings that the executive board may execute.
Executive board’s composition (Article 11 of the By-laws)
Our executive board must be composed of at least two members, but may not exceed seven members. Members of the executive board are appointed and their terms are renewed by the supervisory board. Executive board members may be dismissed at the ordinary general meeting and by the supervisory board. In the case of a vacancy between annual meetings, the supervisory board must within a two-month period appoint a temporary member to fill the vacancy or must change the number of executive board members.
Executive board members’ age limits (Article 11 of the By-laws)
No member of our executive board shall be more than 65 years old.
Term of executive board member office (Article 11 of the By-laws)
The executive board, as a whole, is elected for a four-year term and the term of office of each executive board member shall expire on the same date.
Employee executive board member limits
A member can only work as an employee if his or her contract corresponds to an actual position.
Executive board members’ share ownership requirements
None.
Rights, Preferences and Restrictions Attaching to Ordinary Shares
Dividends (Articles 24 and 25 of the By-laws)
We may only distribute dividends out of our “distributable profits,” plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required to be maintained by law. “Distributable profits” consist of our statutory net profit in each fiscal year, calculated in accordance with accounting standards applicable in France, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law (see below in the paragraph “—Legal Reserve”).
Legal Reserve (Article 24 of the By-laws)
Pursuant to French law, we must allocate at least 5% of our statutory net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Such allocation is compulsory until the amount in the legal reserve is equal to 10% of the aggregate par value of our issued and outstanding share capital.
Approval of Dividends (Article 25 of the By-laws)
Pursuant to French law, our executive board may propose a dividend distribution for approval by the shareholders at the annual ordinary general meeting.

Upon recommendation of our executive board, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when our net assets are or would become as a result of such distribution lower than the amount of the share capital plus the amount of the legal reserves which, under French law, may not be distributed to shareholders.
Our executive board may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and certified by an auditor, reflects that we have earned distributable profits since the close of the last fiscal year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the By-laws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.
Distribution of Dividends (Article 25 of the By-laws)
Dividends are distributed to shareholders proportionally to their shareholding interests. In the case of interim dividends, distributions are made to shareholders on the date set by our executive board during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our executive board in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.
Dividends may be paid in cash or, if the shareholders’ meeting so decides, in kind, provided that all the shareholders receive a whole number of assets of the same nature paid in lieu of cash. Our By-laws provide that, subject to a decision of the shareholders’ meeting taken by ordinary resolution, each shareholder may be given the choice to receive his dividend in cash or in shares.
Timing of Payment (Article 25 of the By-laws)
Pursuant to French law, dividends must be paid within a maximum period of nine months following the end of the relevant fiscal year. An extension of such timeframe may be granted by court order. Dividends that are not claimed within a period of five years after the decision to distribute such dividends will be deemed to expire and revert to the French state.
Voting Rights (Article 9 of the By-laws)
Each of our ordinary shares entitles its holder to vote and be represented in the shareholders’ meetings in accordance with French law and our By-laws. The ownership of a share implies, ipso facto, the acceptance of our By-laws and any decision of our shareholders.
In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. The company’s major shareholders do not have different voting rights than other shareholders of the company. However, pursuant to French law, a double voting right is attached to each registered share, which is held in the name of the same shareholder for at least two years. However, ADSs are not eligible for double voting rights. Holders of ADSs or ordinary shares are unlikely to meet the requirements to have double voting rights attach to any ordinary shares held by them.
Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and are not taken into account for purposes of quorum calculation.
Rights to Share in Our Profit (Article 9 of the By-laws)
Under French law, each ordinary share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.
Rights to Share in the Surplus in the Event of Liquidation (Articles 9 and 30 of the By-laws)
If we are liquidated, any assets remaining after payment of our debts, liquidation expenses and all of our remaining obligations will first be used to repay in full the par value of our outstanding shares. Any surplus will then be distributed among shareholders in proportion to the number of our shares they hold.

Repurchase and Redemption of Shares
Under French law, we may acquire our own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Market Abuse Regulation (EU) No. 596/2014 of April 16, 2014, as amended, and its related delegated regulations (“MAR”) provides for safe harbor exemptions when the acquisition is made (i) under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code and with the General Regulations of the Autorité des marchés financiers (“AMF”) and (ii) for one of the following purposes which shall be provided for in the buy-back program:
•
to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary general meeting; in this case, the shares repurchased must be cancelled within one month from their repurchase date;

•	to meet obligations arising from debt securities that are exchangeable into shares; or
•
to meet our obligations arising from share option programs, or other allocations of shares, to our employees or to our managers or the employees or managers of our affiliate. In this case the shares repurchased must be distributed within 12 months from their repurchase, after which they must be cancelled.

In addition, we benefit from a simple exemption when the acquisition is made under a liquidity contract complying with the General Regulations of, and market practices accepted by, the AMF.
All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.
Under MAR and in accordance with the General Regulations of the AMF, we shall report to the AMF, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program in a detailed form and in an aggregated form. In addition, we shall provide to the AMF, on a monthly basis, and to the public, on a biannual basis, a summary report of the transactions made under a liquidity contract.
In any case, no such repurchase of shares may result in us holding, directly or through a person acting on our behalf, more than (i) 10% of our issued share capital, or (ii) 5% of our issued share capital in case of repurchase of shares to be used in payment or in exchange in the context of a merger, division or transfer of assets.
Shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends and/or voting rights so long as we hold them directly or indirectly, and we may not exercise the preferential subscription rights attached to them.
Sinking Fund Provisions
Our By-laws do not provide for any sinking fund provisions.
Liability to Further Capital Calls
Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable for further capital calls.
Requirements for Holdings Exceeding Certain Percentages
There are no such requirements, except as described in “—Form, Holding and Transfer of Shares—Ownership of Shares and ADSs by Non-French Persons.”
Actions Necessary to Modify Shareholders’ Rights
Shareholders’ rights may be modified as permitted by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our By-laws. It may not, however, increase any of the shareholders’ commitments without the prior approval of each shareholder.

Special Voting Rights of Warrant Holders
Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founders’ warrants (BSPCE) and warrants (BSA), are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.
Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings
Access to, Participation in and Voting Rights at Shareholders’ Meetings (Article 22 of the By-laws)
The right to participate in a shareholders’ meeting is granted to all shareholders, regardless of the number of shares they hold, whose shares are paid up or for whom a right to attend a shareholders’ meetings is established by registration of the shares in an account in the name of the shareholder or the intermediary registered on his or her behalf, on the second business day prior to the shareholders’ meeting, at midnight (Paris time), either in the registered share accounts held by us, or in the bearer share accounts held by the authorized intermediary.
Each shareholder has the right to attend the meetings, participate in the discussions and vote (1) in person, (2) by granting a proxy to his/her spouse, his/her partner with whom he/she has entered into a civil union or to another shareholder or to any person for legal entities, (3) by sending a proxy to us without indication of the beneficiary (in which case such proxy shall be cast in favor of the resolutions supported by the executive board), or (4) by correspondence. In addition, shareholders may attend meetings by videoconference or another means of telecommunication if so decided by the executive board in the shareholders’ meeting convening notice.
Shareholders may, in accordance with legal and regulatory requirements, send their vote or proxy, either by hard copy or via telecommunications means. The final date for returning such vote or proxy is set by the executive board and disclosed in the notice of meeting published in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (“BALO”)). This date cannot be earlier than (1) at least three days prior to the meeting, in the case of hard copies, (2) by 3:00 p.m. (Paris time) on the day before the meeting, in the case of, electronic votes by email and (3) by 3:00 p.m. (Paris time) on the day before the meeting, in the case of electronic proxies.
Shareholders sending their vote within the applicable time limit, using the form provided to them by us for this purpose, are deemed present or represented at the shareholders’ meeting for purposes of quorum and majority calculation.
The voting by correspondence form addressed to a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two (2) meetings, one ordinary, the other extraordinary, held within a period of fifteen (15) days.
Notice of Annual Shareholders’ Meetings
Shareholders’ meetings are convened by our executive board, or, failing that, by our supervisory board, our statutory auditors, by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a change in control. Meetings are held at our registered offices or at any other location indicated in the convening notice.
A first convening notice (avis de réunion) must be published in the BALO at least 35 days prior to the meeting as well as on our website at least 21 days prior to the meeting. The convening notice must include the meeting’s agenda and the draft resolutions that will be presented at the meeting. A request to include any issues or draft resolutions in the agenda must be addressed to the company in accordance with French law.
Subject to special legal provisions provided by French law, the convening notice (avis de convocation) must be given at least 15 days before the date of the meeting, by means of a notice inserted in the French BALO and a legal announcement bulletin of the registered office department of the Company. Further, holders of registered shares for at least a month at the time of the latest insertion of the notices shall be summoned individually, by regular letter or by registered letter if the shareholders so request and include an advance of expenses, sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any relevant shareholder requesting it beforehand either by post or by electronic means in accordance with legal and regulatory requirements, specifying his e-mail address. A shareholder may request, at any time, either by post or by electronic means that electronic means of telecommunication is no longer acceptable and should be replaced by a mailing.
The convening notice must also include the conditions under which shareholders may vote by correspondence and how they can obtain voting forms by mail.
When the shareholders’ meeting cannot deliberate due to quorum not being met, the second meeting must be called at least 10 days in advance and in the same manner as the first notice.
Agenda and Conduct of Annual Shareholders’ Meetings (Article 22 of the By-laws)
The agenda of the shareholders’ meeting shall appear in the convening notice of the meeting and is set by the author of the notice. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of members of our supervisory board and the appointment of their successors, which may be put to vote by any shareholder during any shareholders’ meeting. One or more shareholders representing the percentage of share capital required by French law (currently 2.5% of our share capital), and acting in accordance with legal requirements and within applicable time limits, may request the inclusion of items or proposed resolutions on the agenda. Such request must be received no later than 25 days before the shareholders’ meeting, and in any event no later than 20 days after the announcement of the shareholders’ meeting.
Shareholders’ meetings are chaired by the chairman of the supervisory board or, in his or her absence, by the vice president of the supervisory board. Failing that, the meeting itself will elect a chairman. Vote counting is performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.
Ordinary Shareholders’ Meeting (Article 22 of the By-laws)
Ordinary shareholders’ meetings are those meetings called to make any and all decisions that do not result in a modification of our By-laws. In addition, pursuant to an AMF recommendation dated June 15, 2015, French listed companies may be required to conduct a consultation of the ordinary shareholders’ meeting prior to the disposal of the majority of their assets, under certain circumstances.
An ordinary shareholders’ meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual and consolidated accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. Upon first notice, the meeting may validly deliberate only if the shareholders present, represented by proxy or voting by mail represent at least one-fifth of the shares entitled to vote. Upon second notice, no quorum is required. This differs from Nasdaq rules that require 33 1∕3% of shareholders be present at a meeting. Decisions are made by a majority of the votes cast by the shareholders present, represented by proxy, or voting by mail. The votes cast do not include those attached to shares for which the shareholder did not participate in the vote, abstained, voted blank or the vote is otherwise void.
Extraordinary Shareholders’ Meeting (Article 22 of the By-laws)
Only an extraordinary shareholders’ meeting is authorized to amend our By-laws. It may not, however, increase shareholders’ commitments without the approval of each shareholder. Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting will be valid only if the shareholders present, represented by proxy or voting by mail represent at least one-fourth of all shares entitled to vote upon first notice, or one-fifth upon second notice. If the latter quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called. Decisions are made by a two-thirds majority vote cast by the shareholders present, represented by proxy, or voting by mail. The votes cast do not include those attached to shares for which the shareholder did not participate in the vote, abstained, voted blank or the vote is otherwise void.
In addition to the right to obtain certain information regarding us at any time, any shareholder may, from the date on which a shareholders’ meeting is convened until the fourth business day preceding the date of the shareholders’ meeting, submit written questions relating to the agenda for the meeting to our executive board. Our executive board is required to respond to these questions during the meeting.

Temporary measures for shareholders meetings, Supervisory Board meetings and Management Board meetings due to the COVID-19 pandemic
The law no. 2022-46, enacted by the French State on January 22, 2022, provides in particular that until July 31, 2022, regardless of the subject matter of the decision on which the body is called upon to rule and without the need for a provision in the by-laws or in the internal rules or any other clause to the contrary, (i) members who participate in meetings of French companies’ supervisory or management bodies by means of a conference call or an audiovisual conference, which allows the identification of the members and ensures they actually attend the meeting, shall be deemed to be present in that meeting and (ii) decisions of French companies’ supervisory or management bodies may also be taken by written consultation of their members, under conditions ensuring the collective nature of the deliberation.
Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of the Company
Provisions contained in our By-laws and the corporate laws of France could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. In addition, provisions of French law and our By-laws impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. These provisions include the following:
•
provisions of French law allowing the owner of 90% of the share capital and voting rights of a public company to force out the minority shareholders following a public tender offer made to all shareholders are only applicable to companies listed on a regulated market or a multilateral trading facility in a Member State of the EU or in a state party of the EEA Agreement, including the main French stock exchange, and will therefore be applicable to us only if we continue to dual-list in France;

•
a merger (i.e., in a French law context, a stock-for-stock exchange after which our Company would be dissolved without being liquidated into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our Company into a company incorporated in the EU would require the approval of our executive board as well as a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting (unless the merger will result in an increase of the shareholders’ commitments, in which case the approval of each shareholder is required);

•	a merger of our Company into a company incorporated outside of the EU would require the unanimous approval of our shareholders;
•	under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;
•
our shareholders have granted and may grant in the future to our executive board broad authorizations to increase our share capital or to issue additional ordinary shares or other securities (for example, warrants) to our shareholders, the public or qualified investors, including as a possible defense following the launching of a public tender offer for our shares;

•
our shareholders have preferential subscription rights proportional to their shareholding in our Company on the issuance by us of any additional shares or securities giving right, immediately or in the future, to new shares for cash or a set-off of cash debts, which rights may only be waived by the extraordinary shareholders’ general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

•
our supervisory board has the right to appoint new members to fill a vacancy created by the resignation or death of a member, subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our supervisory board;

•	the members of our executive board are appointed by our supervisory board and can be removed either by our supervisory board or at the shareholders’ general meeting;
•
our supervisory board can only be convened by its chairman, or by its vice-president or, on a reasoned request (e.g., when no board meeting has been held for more than two consecutive months), by (1) members representing at least one-third of the total number of members of our supervisory board or (2) a member of the executive board;

•
our supervisory board’s meetings can only be regularly held if at least half of its members attend either physically or by way of videoconference or teleconference, enabling the members’ identification and ensuring their effective participation in the supervisory board’s decisions;

•	our shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice;
•
under French law, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within 20 business days following the date of certain direct foreign investment in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold; see “—Form, Holding and Transfer of Shares—Ownership of Shares and ADSs by Non-French Persons”;

•
under French law, certain investments in any entity governed by French law relating to certain strategic industries (such as research and development in biotechnologies and activities relating to public health) and activities by any non-French citizen, any French citizen not residing in France, any non-French entity or any French entity controlled by one of the aforementioned persons or entities are subject to prior authorization of the Ministry of Economy; see the section “Limitations Affecting Shareholders of a French Company”;

•
approval of at least a majority of the votes held by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove members of the supervisory board with or without cause;

•
advance notice is required for nominations to the members of the supervisory board or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a member of our supervisory board can be proposed at any shareholders’ meeting without notice;

•
pursuant to French law, our By-laws, including the sections relating to the number of our supervisory board’s members and election and removal of a member of the supervisory board from office, may only be modified by a resolution adopted by at least a two-thirds majority vote of our shareholders present, represented by a proxy or voting by mail at the meeting;

•
in the event where certain ownership thresholds would be crossed, a number of disclosures should be made by the relevant shareholder and can impose certain obligations; see “Description of Share Capital—Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares—Declaration of Crossing of Ownership Thresholds”; and

•	transfers of shares shall comply with applicable insider trading rules and regulations, and in particular with the MAR.
Declaration of Crossing of Ownership Thresholds
Subject to requirements of French law, our By-laws do not require any specified disclosure by shareholders that cross ownership thresholds with respect to our share capital, except as described in “—Form, Holding and Transfer of Shares—Ownership of Shares and ADSs by Non-French Persons.”
The absence of specific requirements in our By-laws is without prejudice to the following disclosures which are applicable to us in accordance with French legal and regulatory provisions, it being understood that the following is a summary which is not intended to be a complete description of applicable rules under French law.
Any individual or legal entity referred to in Articles L. 233-7, L. 233-9 and L. 233-10 of the French Commercial Code coming to directly or indirectly own, or cease to own, alone or in concert, a number of shares representing a fraction of our capital or voting rights greater or equal to 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95% shall inform us as well as the AMF of the total number of shares and voting rights and of securities giving access to the capital or voting rights that it owns immediately or over time within a period of four trading days from the crossing of the said holding thresholds.
This obligation also applies when crossing each of the above-mentioned thresholds in a downward direction.

In case of failure to declare shares or voting rights exceeding the fraction that should have been declared, such shares shall be deprived of voting rights at shareholders’ meetings for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the French Commercial Code. Additional sanctions may apply pursuant to Article L. 621-15 of the French Monetary and Financial Code.
In addition, any shareholder crossing, alone or acting in concert, the 10%, 15%, 20% or 25% threshold shall file a declaration with the AMF pursuant to which it shall expose its intention over the following six months, including notably whether it intends to continue acquiring our shares, it intends to acquire control over us and its intended strategy for us.
Further, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer with the AMF. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than 12 consecutive months, increases his/her/its holding of capital or voting rights by at least 1% of our capital or voting rights, shall file a mandatory public tender offer.
Changes in Share Capital
Increases in Share Capital
Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our executive board. The shareholders may delegate to our executive board either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital in accordance with applicable laws. If shareholders delegate the authority to the executive board at an extraordinary general meeting to decide a capital increase (délégation de compétence), such delegation would set the overall threshold of the capital increase and the period of time (26 months maximum) during which the executive board may decide to carry out the capital increase. If shareholders themselves decide a capital increase and delegate the power to carry out the capital increase to the executive board at an extraordinary general meeting (délégation de pouvoir), the executive board will be granted the power to set the terms and conditions of the capital increase within the limits set forth by the extraordinary general meeting.
Increases in our share capital may be effected by:
•	issuing additional shares;
•	increasing the par value of existing shares;
•	creating a new class of equity securities; and
•	exercising the rights attached to securities or other financial instruments giving access to the share capital.
Increases in share capital by issuing additional securities may be effected through one or a combination of the following:
•	issuances in consideration for cash;
•	issuances in consideration for assets contributed in kind;
•	conversion of existing shares into a new class of equity securities;
•	issuances through an exchange offer;
•	issuances by conversion of previously issued debt instruments;
•	issuances by capitalization of profits, reserves or share premium; and
•	subject to certain conditions, issuances by way of offset against debt incurred by us.
Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases in share capital effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.
Reduction in Share Capital
Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our executive board. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.
Preferential Subscription Right
According to French law, if we issue additional shares or securities giving right, immediately or in the future, to new shares for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe proportionally to the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights may be transferred and/or sold during the subscription period relating to a particular offering. Pursuant to French law, the preferential subscription rights will be transferable during a period starting two business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period, it being specified that if the business day starting one of these periods is not a trading day, the relevant period should start the preceding trading day.
The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder. Our executive board and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.
Further, to the extent permitted under French law, we may seek, during an extraordinary general shareholders’ meeting, the approval of the shareholders to waive their preferential subscription rights in order to authorize the executive board to issue additional shares and/or other securities convertible or exchangeable into shares.
Form, Holding and Transfer of Shares
Form of Shares
Pursuant to our By-laws, our shares may be held in registered or bearer form, at each shareholder’s discretion.
Further, in accordance with applicable laws, we may request at any time from the central depositary responsible for holding our shares or directly to one or several intermediaries listed in Article L. 211-3 of the French Monetary and Financial Code, information regarding the owners of our shares or securities, if any, giving immediate or future voting rights at our shareholders’ meetings in accordance with Article L. 228-2 of the French Commercial Code.
Holding of Shares (Article 7 of the By-laws)
In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares are registered in individual accounts maintained by us or by an authorized intermediary (depending on the form of the relevant shares) appointed by us or the relevant shareholder in the name of each shareholder and are kept in accordance with French law. Each shareholder’s account shows the name of the relevant shareholder and number of shares held.
Ownership of Shares and ADSs by Non-French Persons
Neither the French Commercial Code nor our By-laws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares.
However, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty business days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.
Moreover, under French law, certain investments in any entity governed by French law relating to certain strategic industries (such as research and development in biotechnologies and activities relating to public health) and activities by any non-French citizen, any French citizen not residing in France, any non-French entity or any French entity controlled by one of the aforementioned persons or entities are subject to prior authorization of the Ministry of Economy. See the section “Limitations Affecting Shareholders of a French Company.”
Assignment and Transfer of Shares
Shares are freely negotiable, subject to applicable legal and regulatory provisions (including, in particular, the prohibition on insider trading).
Equity Incentives
See “Part I, Item 6. B.—Equity Incentives” of our Annual Report, as updated by our subsequent Annual Reports on Form 20-F, Reports on Form 6-K and the other documents incorporated by reference herein, for a description of securities granted by our executive board to our founders, officers, employees and other service providers.
Differences in Corporate Law
The laws applicable to French sociétés anonymes differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain material differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and French law. For a more complete discussion, please refer to the Delaware General Corporation Law, French law (including, in particular the French Commercial Code) and our By-laws.
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Number of Directors
Under French law, a société anonyme with an executive board (directoire) and a supervisory board (conseil de surveillance) (i) must have at least 2 (or 1 when its share capital is below €150,000) and may have up to 5 (or 7 when the company is listed on a regulated market) executive board members and (ii) must have at least three but no more than 18 supervisory board members. The number of members is fixed by or in the manner provided in the by-laws. The members of the supervisory board are appointed at the shareholders’ general meetings. The number of supervisory board members of each gender may not be less than 40%. As an exception, for a supervisory board having up to 8 members, the difference between each gender may not exceed 2. Any appointment made in violation thereof will be null and void. Moreover, the
Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the certificate of incorporation or by-laws.

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deliberations of the board in which the member appointed in contravention of the aforementioned rule would have participated will also be deemed null and void.

Director Qualifications
Under French law, a corporation may prescribe qualifications for executive and supervisory board members under its by-laws. In addition, under French law, members of a supervisory board of a corporation may be legal entities, and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the supervisory board. However, only individuals may be appointed members of an executive board.

Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws. Under Delaware law, only individuals may be members of a corporation’s board of directors.

Removal of Directors
Under French law, the supervisory board members may be removed from office, at any time, with or without cause, at any shareholders’ meeting by a simple majority vote. The members of the executive board may be removed at the shareholders’ meeting or, if provided in the by-laws, by the supervisory board. The executive board member removed without cause may claim damages.

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation (1) whose board of directors is classified, stockholders may effect such removal only for cause (unless the certificate of incorporation provides otherwise), or (2) who has cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Vacancies on the Supervisory Board and the Executive Board
Under French law, vacancies on the executive board resulting from death or a resignation or for any other reason will have to be filled by the supervisory board within two months, unless the supervisory board decides to amend the number of executive board members. Vacancies on the supervisory board may be filled temporarily by such board pending ratification by the next shareholders’ meeting. The

Under Delaware law, unless the certificate of incorporation or by-laws provide otherwise, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by stockholders or by a majority of the remaining directors.

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shareholders’ meeting will immediately be held to appoint new supervisory board members if their number went below the minimum required by law.

Annual General Meeting
Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the executive board and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the by-laws, provided that the court may order an annual meeting upon the application of a director or stockholder if a corporation has not held a meeting within 30 days of a date designated for the meeting or within 13 months after the latest of the Company’s organization, the last annual meeting or the last action by written consent to elect directors.

General Meeting
Under French law, general meetings of the shareholders may be called by the executive board or, failing that, by the statutory auditors, or by a court appointed agent (mandataire ad hoc) or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block, on the date decided by the executive board or the relevant person. General meetings of the shareholders may also be called by the supervisory board.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

Notice of General Meetings
Under French law, a first convening notice must be published in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (BALO)) at least thirty-five days prior to the meeting. Subject to limited exceptions provided by French law, an additional convening notice must be sent out at least fifteen days before the date of the meeting, by means of a notice inserted in both the BALO and a newspaper for legal notices (journal d’annonces légales) of the registered office department of the Company. Further, the shareholders

Under Delaware law, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders generally must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and (in the case of a special meeting of stockholders) purpose or purposes of the meeting.

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holding registered shares for at least one month at the time of the latest insertion of the notices shall be summoned individually, by regular letter or by registered letter if the shareholders so request it and include an advance of expenses, sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any relevant shareholder requesting it beforehand either by post or by electronic means of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the shareholders’ meeting cannot deliberate due to the lack of required quorum, the second meeting must be called at least ten calendar days in advance in the same manner as used for the first notice. The convening notice shall specify the name, acronym, legal form, share capital, registered office address and registration number with the French Trade and Companies Register (Registre du commerce et des sociétés) of the company and the place, date, hour, agenda and nature (ordinary or extraordinary) of the meeting.

This notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail and, as the case may be, the email address to which they may send written questions. In addition, if the shareholders’ meeting is held by videoconference or another means of telecommunication allowing identification of the relevant shareholder in accordance with applicable laws, the notice also specifies that shareholders may participate in this meeting exclusively by such means.

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Proxy
Under French law, any shareholder may attend the meetings and vote (1) in person, or (2) by granting a proxy to his/her spouse, his/her partner with whom he/she has entered into a civil union or to another shareholder or to any person for legal entities, or (3) by sending a proxy to us without indication of the beneficiary (in which case, such proxy shall be cast in favor of the resolutions supported by the executive board), or (4) by correspondence, or (5) at the option of the executive board at the time the meeting is called, by videoconference or another means of telecommunication, including internet, allowing identification of the relevant shareholder in accordance with the Company’s by-laws and applicable laws. The proxy is only valid for a single meeting or successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, the other extraordinary, held within a period of fifteen days.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Shareholder action by written consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.
Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Preemptive Rights
Under French law, in case of issuance of additional shares or other securities giving the right, immediately or in the future, to new shares for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the extraordinary meeting deciding or authorizing the capital increase. The votes cast do not include votes attached to shares held by shareholders who did not take part in

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholders does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

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the vote, abstained or whose votes were blank or null. In case such rights are not waived by the extraordinary general meeting, each shareholder may either exercise, assign or not exercise its preferential rights. Preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period shall not be less than five trading days. Thus, the preferential subscription rights are transferable during a period equivalent to the subscription period but starting two business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period, it being specified that if the business day starting one of these periods is not a trading day, the relevant period should start the preceding trading day.

Sources of Dividends
Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” (bénéfices distribuables) consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law.

“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their shares for their subscription that the shareholders decide to make available for distribution.

Except in the case of a share capital reduction, no distribution can be made to the shareholders when the net equity

Under Delaware law, subject to any restrictions under a corporation’s certificate of incorporation, dividends may be paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the Delaware statutory capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

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is, or would become as a result of such distribution, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the by-laws.

Repurchase of Shares
Under French law, a corporation may acquire its own shares.
Such acquisition may be challenged on the ground of market abuse regulations.
However, MAR provides for safe harbor exemptions when the acquisition is made for the following purposes:

• to decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction; in this case, the shares repurchased must be cancelled within one month from their repurchase date;

• with a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, restricted free share or share option plan, not to exceed 10% of the share capital; in which case the shares repurchased must be distributed within 12 months from their repurchase, after which they must be cancelled; or

• to meet obligations arising from debt securities that are exchangeable into equity instruments.

A simple exemption is provided when the acquisition is made under a liquidity contract in the context of a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 225-209 of

Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the Delaware statutory capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

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the French Commercial Code and in accordance with the General Regulations of the AMF.

All other purposes, and especially share buy-backs for external growth operations by virtue of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulations and insider dealing rules.

Under the MAR and in accordance with the General Regulations of the AMF, a corporation shall report to the AMF, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all transactions relating to the buy-back program in a detailed form and in an aggregated form. By exception, a corporation shall provide to the AMF, on a monthly basis, and to the public, on a biannual basis, a summary report of the transactions made under a liquidity contract.

Liability of Directors and Officers	Under French law, by-laws may not include any provisions limiting the liability of the members of the executive and supervisory boards.
Under Delaware law, a corporation’s certificate of incorporation may generally include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

• any breach of the director’s duty of loyalty to the corporation or its stockholders;

• acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

• intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

• any transaction from which the director derives an improper personal benefit.

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Voting Rights
Pursuant to French law, unless otherwise provided in the by-laws, double voting rights are automatically granted to the shares being held in registered form (au nominatif) for more than two years. Our by-laws do not provide otherwise.
Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions
Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:

• the approval of the executive
board; and

• the approval by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting, or in the case of a merger that will result in an increase of the shareholders’ commitments or a merger with a non-European Union company, approval of all the shareholders of the corporation.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock or under other certain circumstances, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

• the approval of the board of
directors; and

• approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissent or Dissenters’ Appraisal Rights
French law does not provide for any such right but provides that a merger is subject, depending on the circumstances of the merger, to either the shareholders’ approval by a two-thirds majority vote, or unanimous decisions of the shareholders, as stated above.

Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Court of Chancery in an action timely brought by the corporation or a dissenting stockholder. Unless otherwise provided in the certificate of incorporation, Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the

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agreement of merger or consolidation requires the holders to accept for their shares anything other than:

• shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

• cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

• any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors
French law does not contain specific provisions setting forth the standard of conduct of an executive or supervisory board member. However, the members have a duty of loyalty, a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social).

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Shareholder Actions
French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the members of the executive board (but not from the supervisory board members) of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action are borne by the relevant shareholder or group of shareholders. The plaintiff must remain a shareholder throughout the duration of the legal action. There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation. A shareholder may alternatively or cumulatively, as the case

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

• State that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

• Allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action;
or

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may be, bring an individual legal action against the members of the executive or supervisory boards, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

• State the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or settled without the approval of the Delaware Court of Chancery. Stockholders can also under some circumstances bring “direct” claims that belong only to the stockholder to challenge directors’ conduct.

Amendment of Certificate of Incorporation
Unlike companies incorporated under Delaware law, the organizational documents of which comprise both a certificate of incorporation and by-laws, companies incorporated under French law only have by-laws (statuts) as organizational documents. As indicated in the paragraph below, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws under French law.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:

• its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability, and

• the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the voting power of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the voting power of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of By-laws
Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws. The extraordinary shareholders' meeting may authorize the supervisory board to amend the by-laws to comply with legal provisions, subject to the ratification of such amendments by the next extraordinary shareholders’ meeting. The supervisory board is authorized to amend the by-laws as a result of a decision to relocate the company's registered office in France, subject to ratification by the next ordinary shareholders' meeting.

Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

Legal Name; Formation; Fiscal Year; Registered Office
Our legal and commercial name is Nanobiotix S.A. We were incorporated as a société anonyme under the laws of the French Republic on March 4, 2003 for a period of 99 years. We are registered at the Paris Registre du Commerce et des Sociétés under the number 447 521 600. Our principal executive offices are located at 60, rue de Wattignies, 75012 Paris, France, and our telephone number is +33 1 40 26 04 70. Our agent for service of process in the United States is our U.S. subsidiary, Nanobiotix Corporation, located at 210 Broadway, Cambridge, Massachusetts 02139. Our ordinary shares began trading on the regulated market of Euronext in Paris in October 2012. Our ADSs began trading on the Nasdaq Global Select Market on December 11, 2020. Our fiscal year ends December 31.
Listing
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “NBTX” and our ordinary shares are listed on the regulated market of Euronext in Paris under the symbol “NANO.”
Transfer Agent and Registrar
The transfer agent and registrar for the ADSs is Citibank, N.A. The transfer agent and registrar for our ordinary shares is CIC Securities.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our ordinary shares. Each warrant will entitle the holder to purchase the number of ordinary shares at the exercise price and in the manner specified in the prospectus supplement relating to such warrants. Warrants may be exercised at any time up to the date and time specified in the applicable warrant agreement and set forth in the applicable prospectus supplement.
Warrants will be issued under one or more warrant agreements to be entered into between the Company and one or more purchasers of such warrants or a bank or trust company acting as warrant agent. The material terms and provisions of such warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. The form of warrant agreement that will be entered into with respect to a particular offering of warrants will be filed as an exhibit to a post-effective amendment to, or incorporated by reference into, the registration statement of which this prospectus forms a part.
The applicable prospectus supplement will describe the terms of any warrants in respect of which this prospectus and such prospectus supplement is being delivered, which terms may include the following if applicable to those warrants:
•	the title and aggregate number of the warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currency unit in which the warrants are denominated;
•
the number of ordinary shares that may be purchased upon exercise of each warrant; the price, or the manner of determining the price, at which the ordinary shares may be purchased upon the exercise of the warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;
•	if other than cash, the manner in which the exercise price of the warrants may be paid; and any maximum or minimum number of warrants that may be exercisable at any one time;
•	the time or times at which, or period or periods during which, the warrants may be exercised and the expiration date of the warrants;
•	the terms of any right of the Company to redeem the warrants;
•	the terms of any right of the Company to accelerate the exercise of the warrants upon the occurrence of certain events;
•	whether the warrants will be sold with any other securities, and the date, if any, on and after which the warrants and the other related securities will be separately transferable;
•	whether the warrants will be issued in registered or bearer form and information with respect to book-entry procedures, if any;
•	a discussion of certain material tax, accounting and other special considerations, procedures and limitations relating to the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
Citibank, N.A. (“Citibank”) is the depositary for the American Depositary Shares related to our ordinary shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts (“ADRs”). The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Europe plc, located at 1 North Wall Quay, Dublin Ireland.
We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s website (http://www.sec.gov). Please refer to Registration Number 333-250880 when retrieving such copy.
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial interests in, one ordinary share that is on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of such ADSs. Beneficial owners of ADSs will be able to receive, and exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of France, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements, obtain regulatory approvals and successfully complete pre-marketing regulatory requirements in certain circumstances. You are solely responsible for complying with such reporting requirements, obtaining such approvals and completing such requirements. Neither the depositary, the custodian, us nor any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements, obtain such regulatory approvals or complete such requirements under applicable laws and regulations.
As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. French law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As an owner of ADSs, you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder. In the event of a discrepancy between the ADRs and the deposit agreement, the deposit agreement governs.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary share being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ordinary shares your ADSs represent, held as of a specified record date and after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation from the custodian of the deposit of the requisite funds, the depositary bank will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to French laws and regulations.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Shares
Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed; fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to purchase additional ordinary shares (including through the allocation of bons de souscription d’actions (BSAs)), we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.
The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.
The depositary will not distribute the rights to you if:
•	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or
•	we fail to deliver satisfactory documents to the depositary; or
•	it is not reasonably practicable to distribute the rights.
The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.
The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in France would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.
The depositary will not distribute the property to you and will sell the property if:
•	we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or
•	we do not deliver satisfactory documents to the depositary bank; or
•	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.
The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine after consultation with us.
Changes Affecting Ordinary Shares
The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets.
If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADRs for new ADRs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares held in deposit for your ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Ordinary Shares
After the completion of an offering of ADSs, the ordinary shares that are being offered for sale pursuant to this prospectus supplement in such offering will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the applicable underwriter, dealer, agent or other purchaser.
The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and French legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian.
The depositary will only issue ADSs in whole numbers.
When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:
•	The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.
•	You are duly authorized to deposit the ordinary shares.
•
The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The ordinary shares presented for deposit have not been stripped of any rights or entitlements.
If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:
•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;
•	provide any transfer stamps required by the State of New York or the United States; and
•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.
To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Ordinary Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices or, at your request, risk and expense, at such other place as you request. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and French legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except for:
•
temporary delays that may arise because (1) the transfer books for the ordinary shares or ADSs are closed, or (2) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•	obligations to pay fees, taxes and similar charges; or
•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.
The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the sections of this prospectus titled “Description of Share Capital” and “Limitations Affecting Shareholders of a French Company.”
At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.
If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.
Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.
If the depositary receives voting instructions from a holder of ADSs that fail to specify the manner in which the depositary is to vote, the depositary will deem such holder (unless otherwise specified in the notice distributed to holders) to have instructed the depositary to vote in favor of all resolutions endorsed by the members of our supervisory board. With respect to securities represented by ADSs for which no timely voting instructions are received by the depositary from the holder, the depositary will (unless otherwise specified in the notice distributed to holders) deem such holder to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the securities. However, no such discretionary proxy will be given by the depositary with respect to any matter to be voted upon as to which we inform the depositary that we do not wish such proxy to be given, substantial opposition exists, or the rights of holders of securities may be materially adversely affected.
As long as, pursuant to French law, a double voting right is attached to each ordinary share which is held in registered form in the name of the same shareholder for at least two years, ordinary shares deposited with the depositary will not be entitled to double voting rights. Therefore, holders of ADSs who wish to obtain double voting rights will need to surrender their ADSs, withdraw the deposited shares, and take the necessary steps to hold such ordinary shares in registered form in the holder’s name for at least two years.
Fees and Charges
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:
Service		Fees
•
Issuance of ADSs (e.g., an issuance of ADS(s) upon a deposit of ordinary shares, upon a change in the ADS(s)-to-ordinary shares ratio, or for any other reason), excluding ADS issuances as a result of distributions of ordinary shares pursuant to stock dividends or other free stock distributions or to the exercise of rights to purchase additional ADSs
Up to U.S. 5¢ per ADS issued

•	Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited ordinary shares, upon a change in the ADS(s)-to-ordinary share ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled

•	Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

•	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

Service		Fees
•	Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held

•	ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary bank

•	Registration of ADS Transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS transferred

•
Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferable ADSs, and vice versa)
Up to U.S. 5¢ per ADS converted
As an ADS holder you will also be responsible to pay certain charges such as:
•	taxes (including applicable interest and penalties) and other governmental charges;
•
the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;
•
the fees, expenses, spreads, taxes and other charges of the depositary and/or conversion service providers in connection with the conversion of foreign currency, such fees, expenses, spreads, taxes, and other charges to be deducted from the foreign currency;

•
any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of holders and beneficial owners of ADSs in complying with currency exchange control or other governmental requirements; and

•	the fees, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.
ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain ADS fees and charges (such as the ADS service fee) may become payable shortly after the closing of an ADS offering.
Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.
Amendments and Termination
We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:
•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.
•
The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•
The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for the market value of any ordinary shares or the market value of any distribution on any ordinary shares, for any interest on ordinary shares (other than interest actually received by the depositary), for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.
•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.
•
We and the depositary disclaim any liability if we, the custodian or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our By-laws, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•
We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our By-laws or in any provisions of or governing the securities on deposit.

•
We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•
We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.
•	We and the depositary also disclaim liability for any action or inaction of any clearing or settlement system (and any participant of such system) for the ordinary shares or the ADSs.
•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.
•	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.
•
Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.
Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:
•	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;
•	distribute the foreign currency to holders for whom the distribution is lawful and practical; and
•	hold the foreign currency (without liability for interest) for the applicable holders.
Governing Law/Waiver of Jury Trial
The deposit agreement, the ADSs, and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of France.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S federal securities laws. If we or the depository opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY
Ownership of ADSs or Shares by Non-French Residents
Neither the French Commercial Code nor our By-laws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares.
However, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty business days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.
Further, any investment:
(i)	by (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities;
(ii)
that will result in the relevant investor (a) acquiring control of an entity registered in France, (b) acquiring all or part of a business line of an entity registered in France, or (c) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity registered in France; and

(iii)
developing activities in certain strategic industries related to (a) activity likely to prejudice national defense interests, participating in the exercise of official authority or are likely to prejudice public policy and public security (including weapons, double-use items, IT systems, cryptology, date capturing devices, gambling, toxic agents or storage of data), (b) activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products or media), and (c) research and development activity related to critical technologies (including cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage or biotechnology) or dual-use items, is subject to the prior authorization of the French Ministry of Economy, which authorization may be conditioned on certain undertakings.
In the context of the ongoing COVID-19 pandemic, the Decree (décret) n°2020-892 dated July 22, 2020, as amended by the Decree (décret) n°2021-1758 dated December 22, 2021, has created until December 31, 2022 a new 10% threshold of the voting rights for the non-European investments (i) in an entity governed by French law and (ii) whose shares are admitted to trading on a regulated market, in addition to the 25% above-mentioned threshold. A fast-track procedure shall apply for any non-European investor exceeding this 10% threshold who will have to notify the Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.
On November 5, 2020, the French Ministry of Economy informed us that our activities are subject to the foreign investment control regime described above. Therefore, investments in our company with the effect of crossing the above thresholds by investors meeting the above criteria are subject to prior authorization by the French Ministry of Economy.
If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the French Minister of Economy might direct the relevant investor to nonetheless (i) submit a request for authorization, (ii) have the previous situation restored at its own expense or (iii) amend the investment. In the absence of such authorization, the relevant investment shall be deemed null and void. The relevant investor may be found criminally liable and may be sanctioned with a fine not to exceed the greater of the following amounts: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company or (iii) €5 million (for a company) or €1 million (for a natural person).

Foreign Exchange Controls
Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.
Availability of Preferential Subscription Rights
In accordance with French law, our shareholders have the preferential subscription rights described under the section of this prospectus titled “Description of Share Capital—Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares—Changes in Share Capital—Preferential Subscription Right.” Under French law, shareholders have preferential rights to subscribe for cash issues of new shares or other securities giving rights to acquire additional new shares on a pro rata basis. Holders of our securities in the United States (which may be in the form of shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional new shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares and holders of ADSs in the United States of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.
For holders of ADSs representing our shares, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares” explains in detail the depositary’s responsibility in connection with a rights offering. See also “Part I, Item 3.D. Risk Factors—Risks Related to the Ownership of Our Ordinary Shares and ADSs and Risks related to our Status as a Non-U.S. Company” of our Annual Report, as updated by our subsequent Annual Reports on Form 20-F, Reports on Form 6-K and the other documents incorporated by reference herein.

PLAN OF DISTRIBUTION
We may offer and sell or otherwise offer our securities described herein:
•	through underwriters or dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.
The distribution of securities may be carried out, from time to time, in one or more transactions, including:
•	block transactions and transactions on the Nasdaq Global Select Market or any other organized market where such securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the specific offering of securities, including the following, to the extent applicable:
•	the name or names of any underwriters, dealers or agents;
•	the method of distribution;
•	the public offering price or purchase price and the proceeds to us from that sale;
•	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;
•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and
•	any other information regarding the distribution of the securities that we believe to be material.
Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in an applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.
Some of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in an applicable prospectus supplement.
ENFORCEMENT OF CIVIL LIABILITIES
We are a société anonyme (“S.A.”) organized under the laws of France. The majority of our supervisory board members and executive board members are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed Nanobiotix Corporation as agent for service of process in the United States; however, U.S. investors may find it difficult and may be unable:
•	to obtain jurisdiction over us or our executive board members and supervisory board members in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;
•	to enforce in U.S. courts judgments obtained in such actions against us or our executive board members and supervisory board members;
•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our executive board members or our supervisory board members; and/or
•
to enforce against us or our executive board members and supervisory board members in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) the judgment is enforceable in the United States, (2) the judgment does not contravene international public order and French public policy both pertaining to the merits and the procedure, including due process and (3) the judgment was rendered by a federal or state court having jurisdiction over the matter, which means that the dispute must be sufficiently connected to the United States and not fall under the scope of the French courts’ exclusive jurisdiction. The French court would also require that the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.
In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages. In particular, the recognition and/or enforcement in France of a judgment rendered by any federal or state court in the United States granting damages exceeding the actual damage, such as punitive or exemplary damages, would be uncertain.
As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our executive or supervisory boards, our other officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.
Finally, there may be doubt as to whether a French court would impose civil liability on us, members of our executive or supervisory boards, our other officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

TAXATION
The material U.S. federal income tax consequences, if any, relating to the purchase, ownership and disposition of our securities offered by this prospectus will be set forth in the prospectus supplement pertaining to the offering of such securities.
LEGAL MATTERS
Unless otherwise indicated in an applicable prospectus supplement, the validity of the ordinary shares, including ordinary shares in the form of ADSs, the warrants and certain legal matters relating to French law will be passed upon by Jones Day, Paris, France, and the validity of the warrants and certain legal matters relating to U.S. federal and New York law will be passed upon by Jones Day, New York, New York. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The consolidated financial statements of Nanobiotix S.A. appearing in Nanobiotix S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2020 have been audited by Ernst & Young et Autres, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The offices of Ernst & Young et Autres are located at Tour First, 1 place des Saisons, 92400 Courbevoie, 92037 Paris – La Défense Cedex, France.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus. A related registration statement on Form F-6 has been filed with the SEC to register the ADSs. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement.
The SEC maintains a website (http://www.sec.gov) that contains reports and other information regarding registrants, such as Nanobiotix, that file electronically with the SEC.
We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including Annual Reports on Form 20-F and Reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our executive board members, supervisory board members and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.
We maintain a corporate website at www.nanobiotix.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference into this prospectus the following documents that we have filed with the SEC:
•	our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 7, 2021, as amended by Amendment No. 1 on Form 20-F/A, filed with the SEC on April 8, 2021;
•
our Reports on Form 6-K filed with the SEC on April 12, 2021, April 14, 2021, April 30, 2021, September 8, 2021 (report including our Half-Year Financial Report From January 1, 2021 to June 30, 2021), October 20, 2021, October 24, 2021, January 5, 2022, January 10, 2022 (excluding the sections “Upcoming Investor Conferences in January 2022” and “2022 Financial Agenda”) and February 4, 2022; and

•
the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on December 8, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on April 7, 2021.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and those of our Reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in an applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.
We will furnish without charge to you, or any beneficial owner, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:
Nanobiotix Corporation
210 Broadway
Cambridge, Massachusetts 02139
Attn: Laurent Levy
Tel: +1 617 712 1568
You also may access these filings on our website at www.nanobiotix.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus or any prospectus supplement modifies, supersedes or replaces such statement.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus or any prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since such date.

EXPENSES
The following table sets forth certain expenses to be incurred by us in connection with the offering of securities registered under this registration statement.
SEC registration fee	$18,540
FINRA filing fee	$30,500
Printing and engraving expenses*	$*
Legal fees and expenses*	$*
Accounting fees and expenses*	$*
Miscellaneous*	$*
Total*	$*
*	Not estimable at this time; such expenses shall be included in the prospectus supplement for the applicable offering.

5,599,130
Ordinary Shares

(Including 3,106,907 Ordinary Shares
In the Form of American Depositary Shares)

PROSPECTUS SUPPLEMENT

Jefferies
Leerink Partners
Guggenheim Securities
November 2, 2023